UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

FRANKLIN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2017

Proxy
Statement

and Notice of Annual Meeting

February 15, 2017, 9:30 am Pacific Time

H. L. Jamieson Auditorium
One Franklin Parkway
Building 920
San Mateo, California

LETTER FROM OUR LEAD DIRECTOR AND CHAIRMAN AND CEO

January 4, 2017

FELLOW STOCKHOLDERS,

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Franklin Resources, Inc. The meeting will be held on Wednesday, February 15, 2017 at 9:30 a.m. local time, at our offices in San Mateo, California. We hope that you will be able to attend.

During the past fiscal year, our Company has faced periods of market volatility and increasing regulation, significant challenges for both management and the Board of Directors. The Board has remained focused on the oversight of the Company’s strategy, devoting substantial time to our strategic priorities over the short and long term. The Board believes that although short term performance is important, it should be assessed in the context of the Company’s long term goals.

We believe our management team has shown strong commitment and been proactive in the face of these pressures, developing new products, preparing for upcoming regulatory changes and showing financial discipline and expense management.

The Board has also taken an active role in stockholder engagement this year, initiating a formal stockholder outreach program under which we invited unaffiliated stockholders representing 25% of the Company’s outstanding shares to meet and discuss governance and executive compensation best practices as well as other issues of interest to them. The Board considers this information when developing our policies and practices. We plan to continue our stockholder outreach program on an annual basis going forward.

Six new directors have joined our Board in the past five years, bringing with them diversity and fresh perspectives and experiences. Our directors represent diverse viewpoints, with a wide array of experiences, professions, skills and backgrounds. The Board is committed to a rigorous and comprehensive self-evaluation practice. As part of this effort, our directors review the Board and Board Committee performance, as well as individual director performance.

In addition, we continued to maintain our focus on key governance practices that we believe are important to our stockholders. These practices include: robust succession planning; 70% independent directors; no “over-boarding”; stock ownership guidelines for directors and officers; annual majority voting for directors; no “poison pill”; and no super-majority voting requirements.

We are committed to maintaining a culture that promotes and values performance, integrity, ethics and a long-term view aligned with the interests of our stockholders. Management compensation is performance driven. In addressing compensation decisions for fiscal year 2016, the Compensation Committee weighed our Company performance and the individual performance of our management. As a result, incentive compensation was modified to reflect corporate results. Please read the Compensation Discussion and Analysis section of the Proxy Statement for specific information.

We would like to thank each of you for your support of our Board and our Company. We hope that you find the Proxy Statement informative and look forward to continuing our dialogue with you in the year to come. We look forward to seeing you at the meeting.

Sincerely,

PETER K. BARKER	GREGORY E. JOHNSON
Independent Lead Director	Chairman and Chief Executive Officer

2017 Proxy Statement | i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2017 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, February 15, 2017 at 9:30 a.m., Pacific Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California for the following purposes:

1.	To elect the 10 nominees for director named herein to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers.

3.	To hold an advisory vote on how frequently stockholders believe we should obtain future advisory votes on the compensation of the Company’s named executive officers.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

5.	To consider and vote on a stockholder proposal requesting a Board of Directors report on climate change and proxy voting practices, if properly presented at the Annual Meeting.

6.	To consider and vote on a stockholder proposal requesting a Board of Directors report on executive pay and proxy voting practices, if properly presented at the Annual Meeting.

7.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive a Notice of Internet Availability of Proxy Materials and others will receive paper copies of the Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. Electronic delivery is designed to expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement, the proxy card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

The Company’s Board of Directors has fixed the close of business on December 19, 2016, as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting.

Attendance at the Annual Meeting will be limited to stockholders as of the record date. Each stockholder will need to provide an admission ticket or proof of ownership of the Company’s stock and valid picture identification for admission to the meeting. Admission procedures are described further on page 3 of the Proxy Statement.

By order of the Board of Directors,

MARIA GRAY
Vice President and Secretary

January 4, 2017
San Mateo, California

Your vote is important.
Please vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

ii | Franklin Resources, Inc.

2017 Proxy Statement | iii

PROXY STATEMENT

FRANKLIN RESOURCES, INC.
ONE FRANKLIN PARKWAY
SAN MATEO, CALIFORNIA 94403-1906

January 4, 2017

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2017 annual meeting of stockholders (the “Annual Meeting”), which will be held on Wednesday, February 15, 2017, at 9:30 a.m., Pacific Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, 94403-1906, at the Company’s principal executive offices. We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each stockholder entitled to vote on or about January 4, 2017. References to “us”, “we” or “our” as used throughout this Proxy Statement mean the Company.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily over the Internet. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about January 4, 2017, we mailed to each of our stockholders (other than those who previously requested electronic or paper delivery, participants in the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”) and holders of shares in excess of certain thresholds), a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com. If you received paper copies of our proxy materials and wish to receive them by electronic delivery in the future please request electronic delivery on www.proxyvote.com or https://enroll.icsdelivery.com/ben/Default.aspx.

2017 Proxy Statement | 1

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share (the “common stock”), at the close of business on December 19, 2016 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of December 19, 2016, the Company had 566,559,183 shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of this Proxy Statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

WHAT MATTERS ARE TO BE CONSIDERED AT THE ANNUAL MEETING?

At the Annual Meeting, stockholders will be asked to consider and vote upon the following:

Proposal No. 1: Election of Directors. The proposal provides for the election of 10 directors to the Company’s Board to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Proposal No. 2: Advisory Vote to Approve Executive Compensation. This proposal calls for a non-binding, advisory vote regarding the compensation paid to our named executive officers (the “Say-on-Pay Vote”). Accordingly, there is no “required vote” that would constitute approval. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation. This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory Say-on-Pay Votes. The frequency period that receives the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our Board of Directors, we may decide that it is in the best interests of our stockholders to hold a Say-on-Pay Vote more or less frequently than the frequency period selected by our stockholders.

Proposal No. 4: Ratification of Appointment of Auditors. The proposal provides for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017 (“fiscal year 2017”).

Proposal No. 5: Stockholder Proposal. The proposal requesting a Board report on climate change and proxy voting practices, if properly presented at the Annual Meeting, shall be voted on.

Proposal No. 6: Stockholder Proposal. The proposal requesting a Board report on executive pay and proxy voting practices, if properly presented at the Annual Meeting, shall be voted on.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

HOW MANY VOTES ARE NEEDED TO HOLD THE ANNUAL MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the Annual Meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The voting results will be tallied by Broadridge Financial Solutions, Inc. and the Inspector of Elections, and reported on a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the persons named on the proxy card (Gregory E. Johnson, Chairman of the Board and Chief Executive Officer; Rupert H. Johnson, Jr., Vice Chairman; and Maria Gray, Vice President and Secretary) to vote your shares at the Annual Meeting.

2 | Franklin Resources, Inc.

VOTING INFORMATION

HOW DO I VOTE?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record. You may also vote by telephone, using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. Except for certain stockholders described below, the deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Time (“ET”), on Tuesday, February 14, 2017.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. For stockholders of record that return their proxy card but do not provide instructions on how to vote, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors (Proposal No. 1); FOR the Say-on-Pay Vote (Proposal No. 2); to hold future Say-on-Pay Votes EVERY THREE YEARS (Proposal No. 3); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for fiscal year 2017 (Proposal No. 4); AGAINST the stockholder proposal requesting a Board report on climate change and proxy voting practices (Proposal No. 5); and AGAINST the stockholder proposal requesting a Board report on executive pay and proxy voting practices (Proposal No. 6). For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your bank, broker or other holder of record will only have the discretion to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2017 (Proposal No. 2). Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

For participants in the Franklin Templeton 401(k) Retirement Plan, your shares will be voted as you specify on your proxy card. If you do not vote, your shares will be voted by the independent fiduciary for and against the proposals in the same proportion as shares for which directions are received by the independent fiduciary, unless the independent fiduciary decides that the law requires that the independent fiduciary vote them differently. (This also means that the way you vote will also affect how the independent fiduciary will vote the shares of participants who do not vote.) If you wish to abstain from voting on any matter, you must indicate this on your proxy card. You cannot vote your 401(k) Plan shares in person at the Annual Meeting. To allow sufficient time for your shares to be voted as you instruct, the trustee must receive your vote by no later than 2:00 p.m. ET on February 10, 2017.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Whether your vote is submitted via the mail, the Internet or by telephone, you may change or revoke your proxy at any time before it is voted. A proxy, including an Internet or telephone vote, may be changed or revoked by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Participants in the 401(k) Plan may revoke their proxy by no later than 2:00 p.m. ET on Friday, February 10, 2017.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. Please see requirements for attending the Annual Meeting under “Who may attend the Annual Meeting?” However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. Beneficial owners must obtain a “legal proxy” from your bank, broker or other holder of record that holds your shares in order to vote your shares at the Annual Meeting. Participants in the 401(k) Plan must vote by no later than 2:00 p.m. ET on Friday, February 10, 2017 and may not vote at the Annual Meeting.

WHO MAY ATTEND THE ANNUAL MEETING?

Attendance at the Annual Meeting is limited to stockholders as of the Record Date. You will need to provide proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record you must present proof, such as a bank or brokerage account statement, of your ownership of common stock as of December 19, 2016, to be admitted to the Annual Meeting. For holders of record, please bring either the admission ticket attached to your proxy card or your Notice of Internet Availability of Proxy Materials. At the Annual Meeting, representatives of the Company will confirm your stockholder status. Stockholders must also present a form of photo identification such as a driver’s license or passport to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, bags, briefcases, packages or similar items will be permitted at the Annual Meeting.

2017 Proxy Statement | 3

VOTING INFORMATION

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present and vote at the Annual Meeting. Affirmative and negative votes, abstentions and broker non-votes will be separately tabulated.

WHAT IS A BROKER NON-VOTE?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, the ratification of the selection of an independent registered public accounting firm (Proposal No. 4), is considered a “routine” matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers may not vote on the other proposals contained in this Proxy Statement, which are considered “non-routine” proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

●

The election of directors (Proposal No. 1) requires that a director receive a majority of the votes cast with respect to that director at the Annual Meeting. This means that the number of shares of stock voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Abstentions and broker non-votes will not have any effect on the election of directors.

●

The approval of the compensation of the Company’s executive officers (Proposal No. 2) requires a majority of the votes cast with respect to this matter. This means that the number of shares of stock voted “FOR” approval of the compensation of the Company’s executive officers must exceed the number of votes cast “AGAINST” the proposal. The vote on Proposal No. 2 is advisory and therefore not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.

●

The approval of a frequency selection with regard to how often shareholders should be offered an advisory vote on the compensation of the Company’s executive officers (Proposal No. 3) will be determined by which option, “ONE YEAR”, “TWO YEARS”, or “THREE YEARS” receives a plurality of the votes cast with respect to this matter. The vote on Proposal No. 3 is advisory and therefore not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.

●

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 4). Abstentions will have the same effect as a vote against this proposal.

●

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to approve the stockholder proposal (Proposal No. 5) requesting a Board report on climate change and proxy voting practices. Abstentions will have the same effect as a vote against this proposal.

●

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to approve the stockholder proposal (Proposal No. 6) requesting a Board report on executive pay and proxy voting practices. Abstentions will have the same effect as a vote against this proposal.

Shares that are voted in person or by proxy are treated as being present at the Annual Meeting for purposes of establishing a quorum, and will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

4 | Franklin Resources, Inc.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

RECOMMENDATION OF THE BOARD
The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section above.

Nominees
Listed below are the names, ages as of December 31, 2016, and principal occupations and membership on public boards for the past five years of each nominee. In addition, we have also provided information concerning the particular experience, qualification, attributes and/or skills that the Corporate Governance Committee and the Board considered as relevant to each nominee that led to the conclusion that he or she should serve as a director.

PETER K. BARKER Independent
Age 68 Director since 2013 Lead Director Board committees: Compensation (Chair)

Career Highlights:
Retired California Chairman of JPMorgan Chase & Co., a global financial services firm, serving from 2009 to January 2013. From 1971 until his retirement in 2003 affiliated with Goldman Sachs & Co., serving as a general partner from 1982 to 1998. Director, Avery Dennison Corporation and Fluor Corporation.

Key Attributes, Experience and Skills:
Mr. Barker’s significant financial expertise provides the Board with valuable perspectives on international financial and investment management matters. During his 40 plus years of experience with Goldman, Sachs & Co., and JP Morgan Chase & Co., during which he has served in numerous leadership roles, including as head of Goldman Sach’s investment banking activities on the West Coast, he developed a deep understanding of capital structure, strategic planning, mergers and acquisitions and wide-ranging management expertise. Mr. Barker’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the W.M. Keck Foundation and Claremont McKenna College provides our Board with the benefit of his perspectives on business, corporate governance and citizenship.

MARIANN BYERWALTER Independent
Age 56 Director since 2015 Board committees: Audit

Career Highlights:
Director, and from January 2016 to July 2016, Interim Chief Executive Officer and President of Stanford Healthcare. Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, since January 2014, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm, since 2001. From 1996 to 2001, she served as the Chief Financial Officer, Vice President for Business Affairs and Special Assistant to the President of Stanford University. Partner and co-founder of American First Financial Corporation from 1987 to 1996. Director, Redwood Trust, Inc. and WageWorks, Inc. Previously trustee of various investment companies affiliated with Charles Schwab Corporation.

Key Attributes, Experience and Skills:
Ms. Byerwalter’s significant financial expertise provides the Board with valuable perspectives on finance, accounting and investment management matters. From her leadership roles at Stanford University and several financial institutions she has a deep understanding of accounting and strategic planning as well as wide-ranging management expertise. Ms. Byerwalter’s current and prior service on the boards of private and public companies as well as with non-profit organizations including SRI International, Pacific LifeCorp and Pacific Mutual Holding Company, Burlington Capital Group, Stanford Hospital & Clinics, Lucile Packard Children’s Hospital, and the Stanford University Board of Trustees also provides our Board with the benefit of her perspectives on business, corporate governance and citizenship.

2017 Proxy Statement | 5

PROPOSAL NO. 1 ELECTION OF DIRECTORS

CHARLES E. JOHNSON
Age 60 Director since June 2013; Previously Director from 1993 to 2002

Career Highlights:
Founder and Managing Member of Tano Capital, a California based family office and alternative asset management firm, with offices in Singapore, Mumbai, Mauritius and the San Francisco Bay Area, since 2004. Director of a subsidiary of the Company. Formerly, Co-President of the Company and an officer and/or director of certain subsidiaries of the Company.

Key Attributes, Experience and Skills:
Mr. C. E. Johnson’s experience as founder and Managing Member of Tano Capital and as a director of Company subsidiary Darby Overseas Investments, Ltd., provides the Board with wide-ranging expertise and insights into alternative asset management and the global fund management industry. He also contributes extensive knowledge of the Company as a result of spending over 20 years of his career working in various positions at the Company and its subsidiaries, including serving as a co-president of the Company from 1999 to 2002 and Chief Executive Officer and President of Company subsidiary Templeton Worldwide Inc. from 1994 to 2002. While serving in those roles, Mr. C. E. Johnson’s responsibilities included global oversight of all portfolio management, information technology, product development and mergers and acquisitions. He is a Certified Public Accountant and also serves on various non-profit boards, including the Addiction Education Society, the South San Francisco chapter of the Salvation Army rehabilitation center and the Carolands Preservation Foundation.

GREGORY E. JOHNSON
Age 55 Director since 2007 Board committees: Special Awards

Career Highlights:
Chairman of the Board since June 2013 and Chief Executive Officer of the Company since January 2004; President from December 1999 to October 2015. Officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 44 registered investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:
Mr. G. Johnson brings leadership and extensive business and operating experience, as well as significant knowledge of our Company and the global fund management industry, to the Board. Mr. G. Johnson is a Certified Public Accountant and prior to joining the Company, was a senior accountant with Coopers & Lybrand. Over his 30-year tenure with the Company, Mr. G. Johnson has held officer and director positions with various subsidiaries of the Company; hands-on experience that provides him with in-depth knowledge of the Company’s operations. Mr. G. Johnson’s presence on the Board provides the Board with management’s current perspectives on the Company’s business and strategic vision for the Company. Mr. G. Johnson’s service on various boards of industry organizations, including the Investment Company Institute’s Board of Governors, also provides the Board with the benefit of additional perspectives on industry developments, including regulatory and policy issues. He is a past Chairman and is currently serving as Vice Chairman of the Investment Company Institute.

RUPERT H. JOHNSON, JR.
Age 76 Director since 1969

Career Highlights:
Vice Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 40 registered investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:
Mr. R. Johnson’s service as Vice Chairman of the Company and as an officer, director or trustee of various subsidiaries of the Company and Franklin Templeton mutual funds since its inception provide the Board with significant knowledge of and insights into the Company and the global fund management industry in which we operate. His fundamental knowledge of the Company gained over 50 years gives him an important perspective on the Company and provides significant leadership, business and operational expertise to the Board. Mr. Johnson has served on various industry boards and committees addressing investment company issues including the Board of Governors of the Investment Company Institute. In his capacity with the Company, he has served as Director of Research and is a portfolio manager for one of its funds. He provides the Board with a unique perspective on critical components of the Company’s business.

6 | Franklin Resources, Inc.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

MARK C. PIGOTT Independent
Age 62 Director since 2011 Board committees: Compensation, Corporate Governance

Career Highlights:
Executive Chairman of PACCAR Inc., a global technology company in the capital goods and financial services industries, since April 2014. Formerly, Chairman and Chief Executive Officer from January 1997 to April 2014. Formerly, Vice Chairman from January 1995 to December 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993, and Vice President from October 1988 to December 1989, of PACCAR Inc. Director, PACCAR Inc.

Key Attributes, Experience and Skills:
Mr. Pigott’s experience leading PACCAR Inc., a Fortune 200 company, provides the Board with valuable perspectives on financial, operational and strategic matters. Mr. Pigott has been recognized several times as one of the 10 Best CEOs by Forbes magazine. Under his leadership, PACCAR has generated superior long term shareholder returns and received 30 J.D. Power Customer Satisfaction Awards. He brings substantial expertise in the areas of client service and customer satisfaction. As the leader of a major global company, Mr. Pigott developed a deep understanding of issues associated with operating in multiple jurisdictions. His service on several boards including the Royal Shakespeare Company America and the PACCAR Foundation, as well as his service on the board of PACCAR, provides our Board with the benefit of his views on business, corporate governance and citizenship, finance and compensation matters.

CHUTTA RATNATHICAM Independent
Age 69 Director since 2003 Board committees: Audit (Chair)

Career Highlights:
Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001.

Key Attributes, Experience and Skills:
Mr. Ratnathicam’s experience of over 27 years in various accounting, finance and executive management roles, including as the Chief Financial Officer at CNF, Inc., provides the Board with significant expertise in the areas of finance, accounting, strategic planning and auditing. Mr. Ratnathicam has held finance and other management positions internationally, and has a keen understanding of the issues facing a multinational business such as the Company. He is on the Advisory Board of Namaste Direct, a micro finance organization, and qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

LAURA STEIN Independent
Age 55 Director since 2005 Board committees: Audit, Corporate Governance (Chair)

Career Highlights:
Executive Vice President—General Counsel and Corporate Affairs of The Clorox Company, a leading marketer and manufacturer of consumer products, since February 2016; formerly Executive Vice President – General Counsel from February 2015 to February 2016 and Senior Vice President – General Counsel from January 2005 to February 2015 of The Clorox Company; formerly, Senior Vice President and General Counsel of H.J. Heinz Company, a global marketer and manufacturer of branded food products, from 2000 to 2005. Director, Canadian National Railway Company.

Key Attributes, Experience and Skills:
As general counsel of two multinational corporations, with responsibility for legal, compliance, corporate governance, risk management, corporate responsibility, and internal audit, among other matters, Ms. Stein brings expertise in these critical areas to the Board. Ms. Stein speaks six languages and has lived in non-US jurisdictions, bringing a global perspective and experience. She has a deep understanding of financial statements, corporate finance, and accounting. In addition, Ms. Stein’s leadership and service on the boards of non-profit organizations including Corporate Pro Bono, Equal Justice Works and the Leadership Council on Legal Diversity also provide the Board with the benefit of additional perspectives on diversity and corporate citizenship.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

SETH H. WAUGH Independent
Age 58 Director since 2015 Board committees: Compensation

Career Highlights:
Non-executive chairman of Alex. Brown, a division of Raymond James, since September 2016. Vice Chairman of Florida East Coast Industries, LLC, the parent company of several commercial real estate, transportation and infrastructure companies based in Florida, since 2013. From 2000 to 2013, Mr. Waugh served in various roles at Deutsche Bank Americas, including Chief Executive Officer and Chairman of the Board of Directors of Deutsche Bank Securities Inc. Previously Chief Executive Officer of Quantitative Financial Strategies, a hedge fund. Mr. Waugh also served in various capacities at Merrill Lynch over eleven years, including Co-head of Global Debt Markets.

Key Attributes, Experience and Skills:
Mr. Waugh’s significant experience in the financial sector provides the Board with valuable perspectives on capital markets and investment management. Having held various leadership roles at Deutsche Bank and other financial institutions, Mr. Waugh brings strong leadership skills as well as deep knowledge of operational and strategic matters to the Board. His service on the boards of the Deutsche Bank Americas Advisory Board, the Deutsche Bank Americas Foundation, The Clearing House, the Financial Services Forum and the Board of Governors of the Financial Industry Regulatory Authority, Inc. (FINRA) provides our Board with the benefit of his substantial expertise in financial industry developments and corporate citizenship.

GEOFFREY Y. YANG Independent
Age 57 Director since 2011 Board committees: Audit, Corporate Governance

Career Highlights:
Managing Director and Founding Partner of Redpoint Ventures, a private equity and venture capital firm, since 1999. Director of AT&T, Inc. since June 2016. Formerly, General Partner with Institutional Venture Partners from 1987 to 1999. Mr. Yang is a past president of the Western Association of Venture Capitalists, director of the National Venture Capital Association, chairman of the Stanford Engineering Fund, and a member of the President’s Information Technology Advisory Committee. Previously director of BigBand Networks.

Key Attributes, Experience and Skills:
Mr. Yang’s experience as a Founding Partner and Managing Director of Redpoint Ventures provides the Board with valuable perspectives on financial and strategic matters as well as expertise in the capital markets. Since joining the venture capital business in 1985, Mr. Yang has helped start many media and infrastructure companies, including Ask Jeeves, Excite, MySpace, Foundry Networks and Juniper Networks. This experience provides strategic direction, growth and technology expertise to the Company. Mr. Yang’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the Advisory Council for the Stanford Graduate School of Business, the United States Golf Association and the United States Olympic and Paralympic Foundation, provides our Board with the benefit of his perspectives on business, corporate governance and citizenship, and finance.

FAMILY RELATIONSHIPS
Gregory E. Johnson, the Chairman of the Board, Chief Executive Officer and a director of the Company, is the nephew of Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, the brother of Charles E. Johnson, a director of the Company and Jennifer M. Johnson a Co-President of the Company. Charles E. Johnson is the nephew of Rupert H. Johnson, Jr. and the brother of Gregory E. Johnson and Jennifer M. Johnson. Jennifer M. Johnson is the niece of Rupert H. Johnson, Jr. and the sister of Gregory E. Johnson and Charles E. Johnson.

8 | Franklin Resources, Inc.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named above for election as members of the Board. Each nominee was elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, is standing for re-election.

The Corporate Governance Committee and the Board believe that the nominees have the requisite experience, qualifications, attributes and skills to provide the Company with effective oversight of a global investment management organization. The Corporate Governance Committee and the Board believe that there are general requirements and skills that are required of each director and other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board believes that, consistent with these requirements, each nominee displays a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to board duties, a commitment to representing the best interest of the Company and its stockholders and a dedication to enhancing stockholder value. The Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. The Corporate Governance Committee’s Policy Regarding Nominations and Qualifications of Directors described below outlines the qualities that the Corporate Governance Committee and the Board seek in director nominees.

If elected, each nominee will serve until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

In accordance with the Company’s Director Independence Standards, described more fully below, and the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following director nominees are independent and do not have a material relationship with the Company: Peter K. Barker; Mariann Byerwalter, Mark C. Pigott; Chutta Ratnathicam; Laura Stein; Seth H. Waugh and Geoffrey Y. Yang. The Board reaffirmed Mr. Waugh’s independence in connection with his appointment as non-executive chairman of Alex. Brown, a division of Raymond James, in September 2016. The Board has also determined that Mr. Waugh remains an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

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CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as corporate governance-related rules adopted by the SEC and the NYSE.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are posted in the corporate governance section of the Company’s website at www.franklinresources.com (the “Company’s website”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisers, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct, which is applicable to all employees, temporary employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website. The Company also has a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing, accounting or securities law matters. We intend to satisfy the disclosure requirement regarding any amendment to or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent, which are available on the Company’s website. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

	1.	(a)	the director was employed by the Company; or
		(b)	an immediate family member[1] of the director was employed by the Company as an executive officer[2] of the Company;

	2.	the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $120,000 in any 12-month period;

	3.	(a)	the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;
		(b)	the director is currently employed by the Company’s internal auditor or external independent auditor;
		(c)	an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and personally works on the Company’s audit; or
		(d)	the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit within that time;

[1]	An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.
[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

10 | Franklin Resources, Inc.

CORPORATE GOVERNANCE

	4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

	5.	(a) the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the other company’s consolidated gross revenues;
(b) an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the Company’s consolidated gross revenues; or
(c) the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3.0 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

	1.	a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1.0 million or 2% of the consolidated gross revenues of the other entity;

	2.	a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

	3.	a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1.0 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

	4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

	5.	a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction(s) involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction(s) are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course; or

	6.	a director or an immediate family member of a director maintains a trading, investment management, custody or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course.

C.	For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

Policy Regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on three or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, excluding the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of publicly traded companies, excluding the Company’s Board.

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CORPORATE GOVERNANCE

Prohibition against Hedging Transactions. Pursuant to the Company’s Code of Ethics and Business Conduct, which is applicable to all employees, temporary employees, directors and officers of the Company and its subsidiaries and affiliates, short sales of securities, including “short sales against the box” (i.e., a short sale by the holder of a long position in the same stock) of securities issued by the Company, and securities issued by any closed-end fund sponsored or advised by the Company are prohibited. This prohibition also applies to effecting economically equivalent transactions, including, but not limited to purchasing and selling call or put options and swap transactions or other derivatives that would result in a net short exposure to the Company or any closed-end fund sponsored or advised by the Company.

Stock Ownership Guidelines. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, as of October 20, 2014, all directors on the Board were expected to own shares of common stock of the Company with a value of at least 5x the value of their annual cash retainer; provided, however, that Board members who have not yet served for 5 years on the Board, will be expected to meet the required ownership level within 5 years of their appointment to the Board. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by five years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chairman	5X
Vice Chairman	5X
Chief Executive Officer	5X
President and Co-President	4X
Executive Vice President	4X
Senior Vice President	3X

Both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units, 401(k) funds invested in shares of the Company’s stock, and funds deemed invested in shares of common stock under the 2006 Directors Deferred Compensation Plan. Shares of common stock held by immediate family members (which includes a director’s or senior officer’s spouse, children and parents) or entities controlled by a director or senior officer may be considered holdings of the director or senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose. As of December 31, 2016, all directors and officers were in compliance with these guidelines.

12 | Franklin Resources, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Meetings and Annual Meeting of Stockholders

During fiscal year 2016, the Board held five meetings (not including committee meetings). For fiscal year 2016, the directors attended 96% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which a Director served during the periods that he or she served.

To promote open discussion among the independent directors, the independent directors meet in executive session at least two times per year and generally meet in executive session after regularly scheduled Board meetings. Peter K. Barker, the independent Lead Director, presides at the executive sessions of the independent directors. The Board encourages directors to attend the annual meeting of stockholders. All of the directors then standing for election attended last year’s annual meeting.

Committee Membership and Meetings

The current standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Special Awards Committee. The table below provides current membership and meeting information.

	Audit	Compensation	Corporate Governance	Special Awards
Peter K. Barker	—	C	—	—
Mariann Byerwalter	M	—	—	—
Gregory E. Johnson	—	—	—	M
Mark C. Pigott	—	M	M	—
Chutta Ratnathicam	C	—	—	—
Laura Stein	M	—	C	—
Seth H. Waugh	—	M	—	—
Geoffrey Y. Yang	M	—	M	—
Fiscal year 2016 Meetings	7	7	6	—	*

M—Member C—Chairman
*	Mr. G. Johnson is the sole member of the Special Awards Committee. This Committee takes actions by written consent in lieu of meeting.

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each of these standing committees (other than the Special Awards Committee) consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities Exchange Act of 1934, and the Director Independence Standards established by the Board. See “Director Independence Standards” above. The Board has also determined that each member of the Audit Committee and the Compensation Committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable, and under the applicable requirements for Code Section 162(m) with respect to the members of the Compensation Committee.

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Audit Committee

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee currently consists of Messrs. Ratnathicam (Chairman) and Yang and Mss. Byerwalter and Stein.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company. In addition, the Audit Committee assists the Board in the oversight of the Company’s risk management processes (as described more fully below under “Risk Management and the Board’s Role in Risk Oversight”).

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee met seven times during fiscal year 2016. The Audit Committee Charter is posted in the corporate governance section of the Company’s website at www.franklinresources.com/corp/pages/generic_content/ corporate_governance/audit_committee_charter.jsf. The Board has determined that all Audit Committee members are financially literate under the NYSE listing standards and that Mr. Chutta Ratnathicam is an audit committee financial expert within the meaning of the rules of the SEC.

The Compensation Committee

The Compensation Committee currently consists of Messrs. Barker (Chairman), Pigott and Waugh. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Committee also reviews and discusses with management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the Company’s proxy statement. In addition, the Compensation Committee reviews and approves compensation arrangements between the Company and members of its Board of Directors. The Compensation Committee met seven times in during fiscal year 2016. The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.

The Compensation Committee generally adheres to the following processes and procedures in connection with the consideration and determination of the compensation of the Company’s executive officers and directors.

Determination of Executive Compensation. The Compensation Committee meets periodically throughout the year to (i) review and approve corporate goals and objectives relevant to the compensation of the executive officers, (ii) evaluate the performance of the executive officers in light of those goals and objectives, and (iii) determine and approve the compensation of the executive officers. For a detailed description regarding the Compensation Committee’s role in setting executive compensation, including the role of executive officers in the process, see “Compensation Discussion and Analysis” below.

Determination of Director Compensation. The Compensation Committee meets at least annually to review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s non-executive directors. In reviewing and making recommendations on non-executive director compensation, the Committee considers, among other things, the following policies and principles:

●	that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the Company’s size and scope of business activities, including service on Board committees;

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

●	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the Company’s stockholders; and
●	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the Compensation Committee receives a report of its independent consultant on comparable non-executive director compensation practices and levels. No executive officer of the Company is involved in determining or recommending non-executive director compensation levels. For a description regarding the role and scope of assignment of the Compensation Committee’s compensation consultant see “Compensation Discussion and Analysis” below. See the section of this Proxy Statement entitled “Director Fees” below, for a discussion of compensation paid to the Company’s directors during fiscal year 2016. Directors who are executives of the Company do not receive compensation for their Board service. The Compensation Committee did not recommend any increases to non-executive director compensation in either fiscal year 2015 or 2016.

Incentive Plan Matters. The Compensation Committee also administers the Company’s Annual Incentive Compensation Plan, the 2014 Key Executive Incentive Compensation Plan, the 2002 Universal Stock Incentive Plan and the 1998 Employee Stock Investment Plan.

The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors annually review the charter, and revise it as necessary or appropriate. The Compensation Committee Charter is posted in the corporate governance section of the Company’s website at www.franklinresources.com/corp/ pages/generic_content/corporate_governance/compensation_ committee_charter.jsf.

The Special Awards Committee

The sole member of the Special Awards Committee is Mr. Gregory E. Johnson. The Committee has separate but concurrent authority with the Compensation Committee to make certain limited equity and cash awards to employees of the Corporation and its subsidiaries who are not executive officers subject to Section 16 of the Securities Exchange Act of 1934.

The Corporate Governance Committee

The Corporate Governance Committee currently consists of Ms. Stein (Chairperson) and Messrs. Pigott and Yang.

The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and its committees and oversees the evaluation of the Board and the committees. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Committee is also tasked with identifying and recommending to the Board’s independent directors potential Lead Director candidates from among the independent directors. The Corporate Governance Committee met six times during fiscal year 2016. The Corporate Governance Committee Charter is posted in the corporate governance section of the Company’s website at www.franklinresources. com/corp/pages/generic_content/corporate_governance/ corporate_governance_charter.jsf.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders. It uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders, to do so. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates.

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

●	high personal and professional integrity and ethical character;

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

●	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;
●	the ability to exercise sound business judgment on a broad range of issues;
●	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to the Company;
●	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and
●	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

●	experience and knowledge of the industry sector in which the Company operates its business;
●	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE;
●	at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE;
●	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time;
●	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC;
●	at least three directors meeting the additional independence requirements for members of the Compensation Committee of the Board in accordance with the applicable rules of the NYSE; and
●	other standards the Board may adopt from time to time.

In considering candidates for director nominee, the Corporate Governance Committee generally assembles information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. The Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed Director Nomination Form, which is posted in the corporate governance section of the Company’s website, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Maria Gray, Secretary, One Franklin Parkway, San Mateo, CA 94403-1906. This year our Proxy Statement is dated January 4, 2017; for a recommendation to be properly made for the 2018 annual meeting, we must receive the notice of recommendation between August 7, 2017 and September 6, 2017.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

16 | Franklin Resources, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Leadership Structure

Mr. Gregory E. Johnson, our Chief Executive Officer (“CEO”), has served as Chairman of the Board since June 2013. The Board believes the current structure is appropriate because having a single leader for both the Company and the Board provides clear leadership for the strategic vision, management and operations of our Company. The Board believes that this leadership structure strengthens the Board’s ability to focus on key risk, business and strategic issues and helps the Company operate in the long-term interests of shareholders. Mr. Peter K. Barker, an independent director, has been selected by the independent directors as Lead Director. The duties of the Lead Director are set forth in the Lead Director Charter available on the Company’s website at www.franklinresources.com/corp/ pages/generic_content/corporate_governance/lead_director_ charter.jsf and include:

●	presiding at the executive sessions of the independent directors and of the non-employee directors of the Board;
●	presiding at meetings of the Board in the absence of the Chairman and Vice Chairman of the Board or upon the request of the Chairman;
●	calling meetings of the independent directors and non-employee directors of the Board, as appropriate;
●

serving as a liaison to facilitate communications between other members of the Board and the Chairman, the Vice Chairman, the CEO and the Co-Presidents, without inhibiting direct communications between and among such persons;

●

advising and consulting with the Chairman and CEO on, and approving, Board and committee meeting schedules, including the need for special meetings as appropriate, and Board and committee meeting agenda items, to help ensure that appropriate items are brought forward for Board and committee consideration and appropriate time is apportioned for discussion;

●	advising and consulting with the Chairman and CEO on the general scope and type of information to be provided in advance and/or to be presented at Board meetings;
●

in coordination with the Chairman and CEO, serving as a liaison to stockholders who request direct communications and consultation with the Board or otherwise delegating such task to an appropriate member of the Board based on the circumstances;

●	consulting with outside counsel and other advisors as he or she deems appropriate in fulfilling the Lead Director role;
●	collaborating with the Compensation Committee on the annual performance evaluation of the CEO; and,
●

collaborating with the Corporate Governance Committee on matters related to Board effectiveness and independence including the performance and structure of the Board and its committees, and the performance of individual directors.

While the Board does not have a fixed policy regarding the separation of the offices of the Chairman and Chief Executive Officer, the Corporate Governance Committee reviews the Board’s leadership structure annually with the Board.

Risk Management and the Board’s Role in Risk Oversight

Our Company recognizes the importance of effective risk management to the success of our business and our stockholders and has long-standing and highly developed structures in place to manage risk. The Board of Directors has principal responsibility for oversight of the Company’s risk management processes. The Board regularly receives information on risks facing the Company from, and provides oversight to, a variety of management groups, including the enterprise risk management, global compliance, internal audit, finance risk and control and compensation risk review groups. These groups provide reports either directly to the full Board, or to the Audit Committee or Compensation Committee. Each of these Board committees is comprised solely of independent directors and reports to the full Board at each Board meeting. Regional and separate key risk committees of our management, as well as business and operational risk functions, report to the enterprise-wide management groups which in turn report to the full Board or a committee of the Board. Our internal audit and global compliance groups conduct monitoring and testing of Company-wide policies and procedures and report quarterly to the Audit Committee and Board of Directors, respectively.

The full Board oversees the Company’s business continuity planning, reviewing and approving management’s plans with respect to, among other things, key management succession, disaster planning, crisis management, and prioritization of recovery efforts. The Board also reviews and approves

2017 Proxy Statement | 17

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

the Company’s Corporate Liquidity Policy, which addresses how the Company would respond to possible liquidity crises created by temporary market disruptions and/or longer-term financial distress.

The Audit Committee receives risk management and internal audit reports at least quarterly and oversees enterprise risk assessment and risk management policies and procedures. The full Board receives reports of, and provides direction to, the enterprise-wide risk management committee and internal auditor at least annually. The Compensation Committee evaluates the Company’s compensation policies and programs to ensure they do not encourage excessive risk-taking. A management compensation risk review committee (the “CRRC”), which reviews new and existing compensation programs and practices to ensure that they do not encourage imprudent risk taking or expose the Company to material amounts of risk, reports on its findings to the Compensation Committee. As part of the CRRC’s review of compensation arrangements across the Company, the CRRC has undertaken a comprehensive assessment of existing compensation programs and practices to ensure that imprudent risk-taking is not encouraged and that appropriate risk mitigation features are in place. The Audit Committee and the Compensation Committee report on risk, along with other committee matters, at meetings of the full Board.

At their meetings, the Board, Audit Committee and Compensation Committee review and discuss identified risks with the relevant members of senior management and members of the various groups with responsibility for risk identification and management. These regular communications provide the Board with a practical and in-depth understanding of the risks facing the Company and enable the Board to provide direction to management with respect to its approach to identifying, monitoring and addressing material risks.

Our Board’s role in risk oversight is well-supported by having an experienced Chairman and Chief Executive Officer, who has extensive knowledge of and experience with the risks that the Company faces. In addition, the Audit, Compensation and Corporate Governance Committees of the Board are composed entirely of independent directors, as described above in “Committee Membership and Meetings”, which the Board believes also enhances risk oversight.

18 | Franklin Resources, Inc.

DIRECTOR FEES

Standard Compensation Arrangements

Standard Board Fees. For fiscal year 2016, directors who were not employees of the Company were paid a retainer fee of $21,250 per quarter and an annual equity grant valued at $125,000 (rounded up to the nearest whole share) on the date of the annual organizational meeting of the Board.

Special Board Meeting Fees. A special Board meeting fee of $5,000 is payable to each non-employee director for each Board meeting attended by such director in excess of the five regularly scheduled Board meetings per fiscal year. No special meetings were held in fiscal year 2016.

Standard Committee Fees. Independent directors who served on Board committees were paid $1,500 per committee meeting attended. In addition, the Chairpersons of the Compensation Committee and the Corporate Governance Committee received $2,500 and the Chairperson of the Audit Committee received $3,750 per quarter.

Lead Director Fee. The Lead Director receives an annual retainer fee of $20,000, payable in quarterly payments of $5,000.

Other Board Compensation. The Company reimburses directors for certain expenses incurred in connection with attending Board and Board committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events. The Company may also, from time to time, provide directors and their spouses token gifts of nominal value.

Deferred Director Fees

The Company and its subsidiaries allow non-employee directors to defer payment of their directors’ fees and stock awards in a manner that is intended to comply with the provisions of Section 409A of the Code, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds, as selected by the director. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout dates elected by a director, the hypothetical investments are valued and the Company or its subsidiary, as applicable, must pay the director or his or her beneficiary a cash amount equal to the value of the hypothetical investments. Payouts may be made in a lump sum or in periodic installments.

The following table details the total compensation earned by the Company’s directors in fiscal year 2016:

FISCAL YEAR 2016 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total Compensation ($)
Peter K. Barker	—	250,500	250,500
Mariann Byerwalter	95,500	125,000	220,500
Charles E. Johnson	85,000	125,000	210,000
Gregory E. Johnson(4)	—	—	—
Rupert H. Johnson, Jr.(5)	—	—	—
Mark C. Pigott	—	228,000	228,000
Chutta Ratnathicam	235,500	—	235,500
Laura Stein	29,750	206,750	236,500
Seth H. Waugh	69,750	150,750	220,500
Geoffrey Y. Yang	—	228,000	228,000

2017 Proxy Statement | 19

DIRECTOR FEES

(1)	Fees include quarterly retainer fees, committee meeting attendance fees and fees for service as a committee chairman. Fees are awarded in cash, the payment of which may be deferred pursuant to the 2006 Directors Deferred Compensation Plan (the “Directors Deferred Plan”) described above in “Deferred Director Fees”. Pursuant to the Directors Deferred Plan, directors may elect to defer payment of their directors’ fees and stock awards into hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds. If a director receives fees in cash or elects to defer fees (including the annual stock grant) into hypothetical units of Company-sponsored mutual funds, such amounts are included in this column. Any such director fees deferred into hypothetical shares of the Company’s common stock are included in the “Stock Awards” column. See notes 2 and 3 below.
(2)	Stock Award amounts represent the aggregate grant date fair value, recorded in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” (“ASC 718”), associated with (i) an annual stock grant made on February 17, 2016, provided such stock grant is not deferred into hypothetical units of Company sponsored mutual funds (see note 1 above), and (ii) director fees earned in fiscal year 2016 but whose payment is deferred into hypothetical shares of the Company’s common stock and eventually payable in cash. See “Deferred Director Fees” above. The valuation assumptions (i) for the annual stock grant are the closing price for the common stock on the NYSE on the grant date (February 17, 2016) and (ii) for the deferred hypothetical Company common stock are changes in the closing price of the common stock on the NYSE during fiscal year 2016, and the reinvestment of dividends declared by the Company. Because of the required accounting treatment under ASC 718, the Stock Award amounts for fees earned in fiscal year 2016 and deferred into hypothetical shares of common stock may vary (up or down) to reflect market prices of the common stock.
(3)	The following represents the grant date fair value for all Stock Awards received in fiscal year 2016:

Name	Actual Common Stock ($)	Deferred Hypothetical Shares ($)
Peter K. Barker	125,000	125,000
Mariann Byerwalter	—	125,000
Charles E. Johnson	125,000	—
Mark C. Pigott	—	228,000
Chutta Ratnathicam	—	—
Laura Stein	—	206,750
Seth H. Waugh	__	150,750
Geoffrey Y. Yang	125,000	103,000

(4)	Mr. G. Johnson is the Chairman of the Board and Chief Executive Officer of the Company and does not receive compensation for his service as a director. See the Summary Compensation Table in “Executive Compensation” below.
(5)	During fiscal year 2016, Mr. R. H. Johnson, Jr. was an executive as well as a director of Franklin Resources, Inc. and did not receive compensation for his service as a director. See “Certain Relationships and Related Transactions” below for information regarding his fiscal year 2016 compensation.

20 | Franklin Resources, Inc.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information regarding the beneficial ownership of our common stock as of December 1, 2016 by the stockholders that our management knows to beneficially own more than five percent of our outstanding common stock as of such date. The percentage of ownership is calculated based on 567,477,811 outstanding shares of common stock on December 1, 2016.

Except as otherwise noted, each beneficial owner in the table had sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class
Charles B. Johnson(3)	107,269,021	18.9%
Rupert H. Johnson(4)	106,661,086	18.8%
Massachusetts Financial Services Company(5)	34,649,022	6.1%

(1)	The addresses of Messrs. C. B. Johnson and R. H. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.
(2)	The number of shares of Company common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission.
(3)	Includes 97,591,000 shares held in a trust for which Mr. C.B. Johnson is trustee with voting and investment power, of which 6,000,000 shares are pledged as collateral in connection with a line of credit. Also includes approximately 21,526 shares held in the 401(k) Plan, 4,059,651 shares held in an individual retirement account (an “IRA”), 1,350,000 shares held by his spouse, and 817,800 shares held by a trust for which his spouse is the lifetime beneficiary. Also includes an aggregate of 3,429,044 shares held by two private charitable foundations for which he is a trustee with shared voting and investment power (disclaims beneficial ownership of such shares).
(4)	Includes 104,465,045 shares held in a trust for which Mr. R. H. Johnson, Jr. is trustee with voting and investment power. Also includes approximately 22,457 shares held in the 401(k) Plan, 906,735 shares held in an IRA, and 10,116 shares held by his spouse (disclaims beneficial ownership of such shares). Also includes 1,256,733 shares held by a private charitable foundation for which he is a trustee (disclaims beneficial ownership of such shares).
(5)	Pursuant to information reported by the holder in a Schedule 13G amendment filed with the SEC on February 11, 2016, reporting shares of the Company beneficially owned as of December 31, 2015. The holder reported having sole dispositive power for such shares, which includes 31,447,721 shares for which the holder reported having sole voting power, with the aggregate number of reported shares consisting of shares beneficially owned by the holder and/or certain other non-reporting entities. The holder lists its principal business address as 111 Huntington Avenue, Boston, MA 02199.

2017 Proxy Statement | 21

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the beneficial ownership of our common stock as of December 1, 2016 by:

●	each director;
●	each executive officer named in the Summary Compensation Table below; and
●	all directors and executive officers of the Company as a group (including named executive officers).

The percentage of ownership is calculated based on 567,477,811 outstanding shares of common stock on December 1, 2016. Except as otherwise noted, each beneficial owner in the table had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Total Company Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors:
Peter K. Barker	17,946	28,051	*
Mariann Byerwalter	—	6,191	*
Charles E. Johnson(4)	5,501,753	5,501,753	*
Gregory E. Johnson(5)	5,211,623	5,211,623	*
Rupert H. Johnson, Jr.(6)	106,661,086	106,661,086	18.8%
Mark C. Pigott	2,874	30,064	*
Chutta Ratnathicam	14,856	30,457	*
Laura Stein	9,141	23,075	*
Seth H. Waugh	2,414	7,760	*
Geoffrey Y. Yang	15,453	29,473	*
Named Executive Officers:
Vijay C. Advani(7)	439,301	439,301	*
Jennifer M. Johnson(8)	4,508,693	4,508,693	*
Kenneth A. Lewis(9)	164,936	164,936	*
Craig S. Tyle(10)	126,327	126,327	*
All directors and executive officers as a group (14 persons)(11)	122,676,402	122,768,789	21.6%

*	Represents less than 1% of the outstanding common stock.
(1)	The number of shares of Company common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units where applicable. This number of shares beneficially owned therefore includes all unvested restricted stock awarded and shares held by such persons in the 401(k) Plan. Each share of unvested restricted stock confers voting but not dispositive power. The Company has no outstanding stock options, and such persons do not hold any restricted stock units that may be acquired within 60 days.
(2)	This column combines beneficial ownership of shares of our common stock with deferred director fees held by certain non-employee directors in an account economically equivalent to our common stock (but payable in cash), as of December 1, 2016. See “Director Fees—Deferred Director Fees” for a description of deferred director fees. This column indicates the alignment of the named persons and group with the interests of the Company’s stockholders because the value of their total holdings will increase or decrease correspondingly with the price of the Company’s common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

22 | Franklin Resources, Inc.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

(3)	The percent ownership for each stockholder on December 1, 2016 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 567,477,811 shares (the total number of shares outstanding on December 1, 2016) plus any shares acquirable by that person currently or within 60 days after December 1, 2016.
(4)	Includes an aggregate of 1,999,800 shares held pursuant to a limited partnership, and 56,376 shares held in his children’s trusts for which Mr. C. E. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares). Also includes an aggregate of 3,429,044 shares held by two private charitable foundations for which he is a trustee with shared voting and investment power (disclaims beneficial ownership of such shares).
(5)	Mr. G. Johnson is also a named executive officer of the Company. Includes approximately 4,946 shares held in the 401(k) Plan and 225,161 shares of unvested restricted stock. Also includes an aggregate of 2,961,000 shares held pursuant to two limited partnerships, 8,100 shares held in a business trust for Mr. G. Johnson, 67,708 shares held in his children’s trusts for which Mr. G. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares), and 17,307 shares held by his spouse (disclaims beneficial ownership of such shares).
(6)	See footnote (4) under “Stock Ownership of Certain Beneficial Owners” above.
(7)	Includes approximately 1,110 shares held in the 401(k) Plan and 90,748 shares of unvested restricted stock. Also includes 342,520 shares held in trusts for which Mr. Advani and his spouse are co-trustees with shared voting and investment power.
(8)	Includes approximately 1,702 shares held in the 401(k) Plan and 71,992 shares of unvested restricted stock. Also includes an aggregate of 2,808,000 shares held pursuant to two limited partnerships, 15,000 shares held in a business trust for Ms. Johnson, and 161,179 shares held in her children’s trusts for which Ms. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares). Also includes 245,696 shares pledged as collateral in connection with a line of credit (such shares were not received as compensation).
(9)	Includes approximately 1,866 shares held in the 401(k) Plan and 39,911 shares of unvested restricted stock. Also includes 17,678 shares held in a trust for which Mr. Lewis and his spouse are co-trustees with shared voting and investment power.
(10)	Includes 24,643 shares of unvested restricted stock.
(11)	Includes an aggregate of approximately 32,080 shares held in the 401(k) Plan and 452,455 shares of unvested restricted stock.

2017 Proxy Statement | 23

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (CD&A) provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing compensation programs for the Company’s executive officers. In this CD&A, we address the compensation determinations and the rationale for those determinations relating to the Company’s chief executive officer, chief financial officer, and the next three most highly compensated executive officers, whom we refer to collectively as the “named executive officers” or “NEOs”. For the fiscal year ended September 30, 2016, our NEOs were:

Name	Title
Gregory E. Johnson	Chairman of the Board and Chief Executive Officer
Vijay C. Advani*	Co-President
Jennifer M. Johnson**	Co-President
Kenneth A. Lewis	Executive Vice President and Chief Financial Officer
Craig S. Tyle	Executive Vice President and General Counsel

*	Effective as of December 31, 2016, Mr. Advani resigned as an officer of the Company and his employment with the Company terminated on December 30, 2016.
**	Ms. Johnson became President of the Company upon Mr. Advani’s termination, effective December 30, 2016.

The Compensation Committee believes that executive compensation should be aligned with and support our performance and business objectives. The Compensation Committee aims to focus the NEOs on our long-term performance by using awards that generally vest over three years as the Compensation Committee believes they are the most effective tools for aligning the executives’ interests with long-term stockholder interests. The portion of our NEOs’ annual compensation linked to short-term performance is intended to motivate and reward executives to achieve certain objectives and to allow us to attract and retain talented executives.

FISCAL YEAR 2016 BUSINESS HIGHLIGHTS
The 2016 fiscal year was a challenging one for the Company as it saw declines in assets under management, investment performance, and stock price. Operating income, net new flows and diluted earnings per share were also down and 3-year total shareholder return ranking was in the lowest quartile of our peer group. The Compensation Committee evaluated the decline in 2016 performance consistent with its philosophy that executive compensation should reflect the Company’s performance. In light of this, the Committee reduced “total compensation awarded” for the CEO by 21%, and total compensation awarded for all named executive officers was reduced by an average of 10%. “Total compensation awarded” means the total compensation awarded to NEOs based on performance for fiscal year 2016 and not the amount reported in the Summary Compensation Table herein. The CEO and other NEOs also experienced forfeitures of certain previously granted performance awards, as further described under the heading “Long-term Compensation.”

The chart below compares the results of our key performance measures for the current fiscal year against last fiscal year:

		Percentage
Key Performance Measures (as of and for fiscal years ended September 30)		Change
(dollars in billions)	2016	2016 vs. 2015	2015
Assets Under Management	733.3	(5%)	770.9
Operating Profit Margin	35.7%	—	38.1%
3 Year Shareholder Return	(9.60%)	—	(1.68%)

24 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY OF OUR COMPENSATION PRACTICES
Our pay practices demonstrate our commitment to responsible compensation and governance practices.

What We Do
✓	Base more than 88% of NEO pay on performance, subject to forfeiture
✓	Grant long-term awards based on meaningful performance measures
✓	Maintain a clawback policy
✓	Require significant stock ownership
✓	Provide limited perquisites
✓	Retain an independent consultant to the Compensation Committee
✓	Mitigate excessive risk by regularly reviewing incentive compensation plans and compensation practices
✓	Engage with stockholders to discuss compensation practices

What We Don’t Do
✗	No minimum payout level is guaranteed for bonuses or performance awards
✗	No employment, severance or change in control agreements for NEOs
✗	No tax gross-ups
✗	No repricing of underwater stock options
✗	No hedging
✗	No special retirement arrangements for executives

STOCKHOLDER ENGAGEMENT AND SAY-ON-PAY VOTES
In fiscal year 2016, we began our formal stockholder engagement program to create the foundation for sustained, long-term stockholder engagement. We value our stockholders’ interest and feedback, and we are committed to maintaining an active dialogue to ensure that we understand the priorities and concerns of our stockholders with respect to best practices for governance matters and executive compensation. Our independent Lead Director, Peter Barker, invited unaffiliated stockholders representing 25% of the Company’s outstanding shares, to meet. In September and October of 2016, Mr. Barker conducted telephonic meetings with stockholders representing approximately 10% of the Company’s outstanding shares to discuss our executive compensation program. These stockholders expressed support for our executive compensation program, concurred with the Compensation Committee’s use of discretion in determining bonus amounts due to the nature of our business, and did not suggest making any changes.

At our 2014 Annual Meeting, our stockholders had the opportunity to cast a non-binding advisory vote on the compensation of our NEOs. More than 98% of the shares voted at the meeting approved the NEOs’ compensation. The Compensation Committee welcomed this feedback and intends to continue its practice of linking executive compensation with Company performance. Proposal 2 gives our stockholders the opportunity to vote on executive compensation at our 2017 Annual Meeting.

At our 2011 Annual Meeting, an advisory vote was taken on the frequency with which we ask our stockholders to provide an advisory vote on our executive compensation program in the future. We proposed that the vote would be held every three years. A majority of the shares that voted on this proposal approved a three year period for say-on-pay votes. Proposal 3 gives our stockholders the opportunity to vote on the frequency of obtaining an advisory vote on our executive compensation program at our 2017 Annual Meeting. We are again proposing that the vote be held every three years.

Executive Compensation Overview

OBJECTIVES OF THE COMPENSATION PROGRAM
Each element of compensation paid to our NEOs is designed to support one or more of the Company-wide or business unit performance objectives described below.

Company-Wide Objectives
In order to link executive compensation to our performance, the Compensation Committee considers a number of financial and non-financial objectives it believes further the growth and welfare of the Company.

The Compensation Committee has placed an emphasis on the following metrics:

●	investment management performance
●	operating profit margin
●	pre-bonus operating income
●	operating income growth
●	total return to stockholders
●	earnings per share

2017 Proxy Statement | 25

COMPENSATION DISCUSSION AND ANALYSIS

Business Unit Objectives
The Company-wide performance measures are driven by and reflect the combined performance of our numerous individual business units. However, the Compensation Committee recognizes that such Company-wide measures may not fully reflect the individual performance and contributions made by our separate business units and their respective leaders. The Compensation Committee therefore believes that individual objectives should also be set for the executives that are linked to the growth and development of their respective business units. Such goals are specifically tailored to each business unit and include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. The Compensation Committee seeks to reward executives who achieve such objectives as they are designed to improve business unit performance and contribute to the performance of the Company as a whole.

COMPENSATION PHILOSOPHY
The Compensation Committee believes that executive compensation should be linked with our performance and significantly aligned with the interests of our stockholders. In addition, executive compensation is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success.

The compensation of the NEOs should be understood within the context of our business. We are an investment management organization focused on long-term performance. One of the Compensation Committee’s main goals is to focus the executives on our long-term performance. The Compensation Committee believes that long-term awards are effective tools for aligning the executives’ interests with long-term stockholder interests in order to increase overall stockholder value. In addition, the NEOs implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the NEOs aids in our implementation of such long-term initiatives. Average Company tenure for our NEOs as of September 30, 2016 was 23.8 years. In setting the vesting targets for long-term awards for our NEOs, the Compensation Committee uses performance criteria that they believe are challenging but also achievable. In addition, in order to further align the NEOs’ interests with our stockholders, each NEO is expected to comply with our stock ownership guidelines. In recent years, equity awards to our NEOs have been granted in the form of restricted stock and restricted stock units rather than options, in part, because the Compensation Committee believes that in the current market restricted stock is a better motivational tool than options. However, the Compensation Committee may, in its discretion, award stock options to executives in the future. Long-term awards vest over a three-year period based on the achievement of predetermined Company financial performance goals. In the event a performance measure is not achieved at or above a specified threshold level, the portion of an award tied to such performance measure is forfeited.

The portion of the NEOs’ annual compensation linked to our short-term success is designed to motivate and reward executives to achieve certain short-term objectives and to attract and retain talented executives. In determining the amount of annual awards, the Compensation Committee does not use a rigid formula based on a single metric or a combination of metrics as the Compensation Committee believes that this would be inadequate to evaluate overall performance. The Compensation Committee uses the profitability of the firm as the starting point to establish the maximum award pool under our Annual Incentive Compensation Plan (“AIP”) for all plan recipients. Awards to the NEOs are made pursuant to our 2014 Key Executive Incentive Compensation Plan (“KEIP”), which is a sub-plan of the AIP and awards thereunder are intended to qualify for a tax deduction under Section 162(m) of the Code. The Compensation Committee then establishes the maximum portion of the KEIP pool that may be awarded to each NEO. In determining the actual amount awarded to each NEO, the Compensation Committee uses discretion to adjust the award downward and may use any one or more of the Company-wide objectives and weightings for each NEO as described below. The award is made in cash and restricted stock subject to time-based vesting. The actual objectives for each NEO used for compensation determinations for the 2016 fiscal year are set forth under “Individual Performance Measures” below.

Company-wide Objectives for KEIP Awards
Investment Performance:	1-, 3-, 5- and 10 year investment management performance; assets under management; and investment management revenue
Financial Results:

Annual revenue; diluted earnings per share growth; earnings per share; net income; operating income; operating revenues; operating profit margin; pre-bonus operating income; and total return to stockholders

Strategic Initiatives:	Optimize global growth prospects; continue building enduring relationships with clients and business partners; strengthen employee engagement and leadership development; maintain expense management

26 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that the use of a strict formula based program for annual awards could have inadvertent consequences such as encouraging the NEOs to focus on the achievement of one specific metric to the detriment of others metrics. In addition, tying compensation to a strict formula would not allow for adjustments based on issues beyond the control of the NEOs. The Compensation Committee recognizes that each NEO other than the CEO (each, a “Senior Executive”) may be most able to directly influence the business unit for which he or she is responsible and therefore believes it is appropriate to use negative discretion to adjust annual awards for each such Senior Executive to take into account the achievement of objectives that are directly tied to the growth and development of their respective business unit. Furthermore, with respect to our overall executive compensation program, the use of discretion provides the Compensation Committee with the flexibility to compensate our NEOs for truly exceptional performance without paying more than is necessary to incent and retain them while maximizing available tax deductions for performance-based compensation.

Execution of Our Philosophy

ROLE OF THE COMPENSATION COMMITTEE AND THE DECISION MAKING PROCESS
Compensation decisions for our NEOs are made by the Compensation Committee with input from its independent compensation consultant, other senior members of management, and our CEO.

As our highest ranking officer, the CEO is responsible for overseeing all of our operations and results, implementing our strategic objectives and providing direction and leadership to the Company. The Compensation Committee therefore believes that the CEO’s compensation should normally be higher than the compensation paid to the Senior Executives and that a large percentage of such compensation should be at risk and linked to the achievement of objectives based upon our performance with regard to certain significant financial metrics.

While the Compensation Committee believes that our financial performance should be the main driver of CEO pay, it also believes the CEO’s individual performance with regard to relevant non-financial objectives and achievements during the year should be taken into account. Historically, such non-financial objectives for the CEO have included customer service, technology and human resource objectives, as well as goals regarding our compliance with laws and regulations and the maintenance of excellence in its corporate governance practices, among other things.

In setting the CEO’s compensation, every year the Compensation Committee reviews (i) our performance (both financial and non-financial), (ii) compensation reports (which we refer to as “tally sheets”) regarding the amounts paid to the CEO in prior years as salary, bonus and other compensation (including a sensitivity analysis regarding the CEO’s vested and unvested equity awards), (iii) relevant compensation benchmarks and practices at peer companies, and (iv) relevant non-financial information, such as data regarding achievements in the areas noted above. Based upon these reviews, the Compensation Committee determines the CEO’s incentive compensation for the current fiscal year.

With respect to our Senior Executives, we conduct an annual review process in which goals are developed for each business unit by the CEO, the Senior Executive who leads the business unit and our corporate planning group. Each unit’s goals are specifically tailored because their different business functions are not always easily comparable. The goals for each Senior Executive for fiscal year 2016 are set forth under “Individual Performance Measures” below.

The Compensation Committee then reviews and discusses the evaluations, competitive compensation information, tally sheets and the compensation recommendations for each such Senior Executive that is provided to them by the CEO and our Human Resources Group as described in “Role of Management” below. Based upon this review, the Compensation Committee assesses the reasonableness of the compensation recommendations and sets each Senior Executive’s incentive compensation.

2017 Proxy Statement | 27

COMPENSATION DISCUSSION AND ANALYSIS

The following illustrates the Compensation Committee’s pay determination process throughout a fiscal year.

First Quarter

●Discuss established company-wide priorities and performance targets

●Go over individual annual bonus award objectives linked to the growth and development of respective business units

●Analyze industry trends in compensation

Second Quarter

●Review individual bonus award scorecards with Compensation Committee, including strategic and line of business initiatives as well as key performance targets

●Review quarterly financial performance, focusing on year-over-year results with regard to Company-wide performance measures

●Assess progress toward corporate priorities and analyze potential impact to executive compensation

Fourth Quarter

●Review of fiscal year performance, including achievement of company-wide priorities and key performance targets

●Evaluate fiscal year-to-date performance versus peers

●Compensation Committee determination of the percentage of pre-bonus operating income that will go into the award pool, with recommendation developed by HR and reviewed and endorsed by the CEO prior to Compensation Committee review

●Review of executive officer performance, with input from independent compensation consultant and CEO (for other NEOs)

●Finalize award amounts

Third Quarter

●Complete review of prior year peer compensation and financial results provided by McLagan

●Senior members of the Human Resources Group meet with the CEO to discuss competitive compensation, retention, funding requirements and other significant compensation issues

●Review quarterly financial performance, focusing on year-over-year results with regard to Company-wide performance measures

●Consider stockholder and proxy advisor feedback

●Assess progress toward corporate priorities and analyze potential impact to executive compensation

ROLE OF MANAGEMENT
The Compensation Committee works with members of management, including our CEO, to seek input regarding our executive compensation program. Twice a year the CEO, aided by our corporate planning group, evaluates each Senior Executive and his or her respective business unit’s progress in achieving its goals. In addition, the CEO works with senior members of our Human Resources Group to recommend the appropriate award amount for each Senior Executive based upon such performance. As part of this process, the Human Resources Group conducts and reviews an analysis of competitive compensation by peer companies (listed below under “Peer Group Companies”), compares previous year over year performance and compensation paid to the executive, considers internal pay equity issues and reviews third party executive compensation surveys related generally to the financial services industry and specifically to the asset management industry. In addition, the Human Resources Group prepares tally sheets which include cash, equity and other compensation paid to each Senior Executive in prior periods as well as an analysis of the total projected wealth accumulation for such executive over the next five years. Upon completion of this review process, management presents the performance evaluations to the Compensation Committee and the CEO makes a recommendation regarding the appropriate level of incentive compensation in relation to the objectives achieved.

The Company’s management has engaged McLagan Partners (“McLagan”), a financial services industry compensation consultancy to provide information on peer company compensation and pay trends. McLagan’s proprietary surveys and market data are used to analyze the competitiveness of the Company’s executive compensation program and to understand compensation forecasts and trends in the industry. The annual market data assessment of peer executive officers is created with McLagan’s guidance and provided to the Compensation Committee.

In addition, the Compensation Committee considers the recommendation of our Human Resources Group as to the appropriate size of the award pool. In preparing its recommendation, senior members of our Human Resources Group meet periodically with our CEO to discuss competitive compensation, retention, funding requirements and other significant compensation issues. In addition, the CEO meets with the Chief Financial Officer (the “CFO”) to review the quarterly financial performance of the Company over the most recent quarters and the last two years, and in particular focuses on the Company’s year-over-year results with regard to the Company-wide performance measures set forth under the heading “Company-wide Objectives” above. The recommendation is reviewed and endorsed by the CEO prior to its presentation to the Compensation Committee.

28 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP COMPANIES
The Company’s Human Resources Group, in conjunction with McLagan, compares the NEOs’ compensation to the compensation of executive officers performing similar functions among a peer group of other investment management companies. This comparison takes into account our performance relative to the other companies, the executives’ comparative roles, responsibilities for the performance of such companies, and the market size and composition data for such peer companies. The Human Resources Group also reviews compensation data from a survey of management and administration positions in investment management organizations published by McLagan. McLagan is engaged by the Company to provide additional peer compensation information because of the complexity of identifying a reasonable and appropriate competitor group, particularly given the differences in size and business mix between us and certain of our publicly traded peer group companies. The peer group companies reviewed this year were the same as the last six years and included:

●	Affiliated Managers Group Inc.
●	AllianceBernstein L.P.
●	BlackRock, Inc.
●	BNY Mellon Asset Management
●	Eaton Vance Corp.
●	Federated Investors Inc.
●	Invesco Ltd.
●	Janus Capital Group
●	JP Morgan Asset Management
●	Legg Mason Inc.
●	MFS Investment Management
●	Oppenheimer Funds, Inc.
●	PIMCO Advisers, L.P.
●	T. Rowe Price Group

The Compensation Committee reviews such public and privately held companies’ compensation for comparison purposes but this review is only one of many factors that are considered by the Compensation Committee in setting compensation. Our fiscal year ends on September 30th, and that of all but one of the peer group companies ends on December 31st; accordingly, any meaningful compensation comparison must rely on available data covering time periods which do not correspond exactly and during which more beneficial or more adverse economic conditions affecting compensation may have prevailed. The Compensation Committee used 2015 peer market data received from McLagan to compare NEO total compensation (comprised of base pay, bonuses and equity compensation) against similar positions at the peer group companies. The Compensation Committee’s decision on the level of compensation awarded reflected our performance for fiscal year 2016 versus our peer group companies, as well as consideration of our strong operating margin and expense containment among other items. Although relative ranking information is considered by the Compensation Committee in evaluating compensation for our NEOs, the Compensation Committee does not target a specific percentile ranking for any component of, or the aggregate total of, NEO compensation.

ROLE OF COMPENSATION CONSULTANT
The Compensation Committee has the sole authority to retain and terminate any compensation consulting firm directly assisting it in the evaluation of director or executive compensation. The Compensation Committee also has the sole authority to approve fees and other retention terms for its consultant.

The Compensation Committee has directly retained Exequity LLP (“Exequity”) as its compensation consultant to provide objective analyses of, and counsel on, our executive compensation program and practices. Exequity’s role is set by the Compensation Committee and, in general, is used to review and comment objectively on management proposals and presentations to the Compensation Committee throughout the year covering all elements of compensation paid to the NEOs. Exequity also provides counsel on general market trends and technical developments, and input on the size and structure of pay for the non-employee directors of the Board. Under the terms of this engagement, Exequity is required to obtain the prior written approval of the Compensation Committee before Exequity or its affiliates performs any non-executive compensation related services to the Company or its subsidiaries. Exequity is required to report to the Compensation Committee any such services and fees annually and upon the reasonable request of the Compensation Committee. There were no such services during fiscal year 2016.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee recognizes that it is essential to receive objective advice from compensation consultants. The Compensation Committee selects its compensation consultant only after taking into consideration all factors relevant to the consultant’s independence including the following:

●	Provision of other services to the Company by the consultant’s firm;
●	Aggregate fees paid by the Company and fees as a percentage of the total revenue of the consultant’s firm;
●	Policies and procedures of the consultant’s firm designed to prevent conflicts of interest;
●	Any business or personal relationships between the consultant, the consultant’s firm and any Compensation Committee member or executive officer of the Company; and
●	Whether the consultant holds shares of the Company’s stock;

During fiscal year 2016, the Company paid Exequity $63,000 in consulting fees directly related to services performed for the Compensation Committee.

Components of Compensation Program and Fiscal 2016 Compensation

The compensation program for the NEOs consists primarily of a base salary and incentive compensation comprised of a combination of cash and equity, based upon the achievement of business unit and Company-wide objectives as described below.

Each element of compensation is designed to reward the achievement of different objectives as summarized below:

COMPENSATION ELEMENT	DESIGNED TO REWARD	RELATIONSHIP TO THE OBJECTIVES
BASE SALARY	●Experience, knowledge of the industry, duties and scope of responsibility	●Provides a minimum, fixed level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance
SHORT-TERM INCENTIVE COMPENSATION (KEIP CASH AWARDS)	●Success in achieving annual objectives	●Motivates executives to achieve specific Company-wide and business unit objectives ●Provides competitive compensation to attract and retain talented executives
LONG-TERM INCENTIVE COMPENSATION (KEIP EQUITY AWARDS)	●Continued excellence and attainment of objectives over time ●Success in long-term growth and development
●Motivates executives to achieve long-term business unit and Company-wide objectives
●Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value
●Provides competitive compensation to attract and retain talented executives

30 | Franklin Resources, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

2016 CEO AND OTHER NAMED EXECUTIVE OFFICER PAY MIX
The following charts show the various components of the compensation of our CEO and Senior Executives. They illustrate the Compensation Committee’s emphasis on equity-based and performance-based components of our executive compensation program.

COMPENSATION MIX
CEO and Average Senior Executive Pay

Base Salary
The Compensation Committee believes that base salaries for the NEOs should be limited to a reasonable base compensation for the day-to-day performance of their job responsibilities, and that the majority of their pay should be in variable compensation tied to performance. Base salaries are evaluated by the Compensation Committee annually for all NEOs and in general remain static unless the individual is promoted or the Compensation Committee determines that an adjustment is necessary due to compensation or economic trends in the industry.

In fiscal year 2016, Mr. Advani and Ms. Johnson each received a $75,000 base salary increase in connection with their respective promotions to the title of Co-President of the Company such that their annual base salary went from $525,000 to $600,000.

Incentive Compensation
The Compensation Committee believes that NEOs should enhance our performance by linking a significant portion of their compensation to the achievement of business unit, Company-wide and individual objectives. NEO compensation is awarded under our KEIP, with the amount of such compensation determined based on performance for the most recently completed fiscal year and made in the form of cash and equity, with the equity portion granted under our 2002 Universal Stock Incentive Plan (“USIP”) and subject to vesting based on the passage of time. Additional long-term compensation is awarded to our NEOs in the form of equity also granted under our USIP and is subject to performance vesting conditions.

INDIVIDUAL PERFORMANCE MEASURES
The performance objectives set for and subsequently achieved by our NEOs in determining fiscal year 2016 incentive compensation are set forth below:

For our CEO, Greg Johnson, the objectives for the KEIP award were weighted as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Gregory E. Johnson
Chairman of the Board and Chief Executive Officer
Investment Performance (50%)
●

Under Mr. Johnson’s leadership, long-term investment performance remained solid, with 75% of assets ranked in the top two quartiles relative to the peer group for the 10-year period; 50%, 32%, and 66% of assets ranked in the top two quartiles based on the one, three-, and five-year periods respectively.*

Financial Results (30%) Under Mr. Johnson’s leadership:
● The Company was able to achieve an operating margin of 35.7% on operating income of approximately $2.4 billion, highlighting the Company’s fiscal discipline and focus on expense management.
●

While performance challenges in several flagship strategies resulted in net new flows of ($86.5) billion, long-term gross sales of $101.7 billion during fiscal year 2016 continued to reflect the diversified mix of our assets under management by investment strategy, client type, and geographic region. Franklin Templeton was seventh in gross sales ranking in U.S. retail mutual funds for the total industry for fiscal year 2016, out of 83 competitors.**

Strategic Initiatives (20%)
●

Mr. Johnson successfully developed senior talent, including guiding the Co-Presidents in their new roles and launching the CEO Executive Committee. This Committee, which has benefited from the inclusion of key chief investment officers (“CIOs”), shapes our overall strategy and makes operational decisions, including defining strategic initiatives and managing the investment product lineup.

●

The CEO Executive Committee identified ways to reduce expenses by $55 million in fiscal year 2017 by restructuring select business units, carefully managing costs and implementing a voluntary separation plan in fiscal year 2016.

● Under Mr. Johnson’s guidance, the CEO Executive Committee made significant progress on other strategic initiatives for fiscal year 2016, including:
●	Further enhancing the investment risk management framework and guidelines for monitoring our largest funds.
●	Focusing on sector research collaboration through an initiative under the new Equity CIO role to enhance information sharing across investment teams.
●	Focusing on leveraging the Global Macro team’s research and insights across the Company to engage investment management groups in dialogue covering various economic topics.
●	Continuing momentum in our strategic response to the changing U.S. retail distribution landscape.
●	Successfully launching of our strategic beta exchange traded funds (ETF) suite, the Franklin LibertyShares ETFs.
●	Building out our Solutions and Alternatives product line-up.
●

Preparing for the implementation of the Department of Labor’s fiduciary rule (effective April 2017), which governs retirement advice by working with distribution partners to develop products and services consistent with the rule to ensure the needs of our intermediaries are met.

●	Continuing to engage in discussions, through industry groups, with policymakers in the U.S. and globally to advocate for thoughtful industry regulations.
●

Mr. Johnson continued as a member of the Board of Governors for the Investment Company Institute, the national association of US investment companies, as well as actively participating with ICI Global.

*	Sources: Based on data from various sources, including Lipper, Morningstar, eVestment, and internal sources as of 9/30/2016.
**	Sources: Simfund MF, Investment Company Institute and internal sources as of 9/30/2016.

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COMPENSATION DISCUSSION AND ANALYSIS

Vijay C. Advani

Co-President, jointly oversees Investment Management, Solutions & Alternatives, and all related investment management support services, including trading and risk management. He is also responsible for the Company’s global retail and institutional distribution strategies and initiatives, including sales, marketing, client service and product development.

●Mr. Advani led the initiative to address the changing retail distribution landscape. For example, he implemented enhanced contact management technology to improve advisor engagement and retention. He also formed the Private Wealth Division in the U.S. to allow the Company to be more competitive in the growing registered investment advisor, bank trust and private bank market segment and address the unique needs of this segment.
●In partnership with Ms. Johnson, Mr. Advani:

●Hired the lead for our LibertyShares ETF business and created a dedicated ETF team, as well as an ETF board of directors.
●Successfully launched four strategic beta ETFs in the U.S. and additional active ETFs to the LibertyShares suite of funds.

●The Co-Presidents also partnered on a number of strategic initiatives designed to drive the delivery of strong, long-term investment performance, including:

●Implementing the initiative to enhance the investment risk management framework and guidelines for monitoring our 25 largest funds.
●Focusing on increased investment team information sharing and heightening overall awareness of cross-team research capabilities, an initiative under the new Equity CIO role, to enhance this competitive advantage for the Company.
●Leveraging the Global Macro team’s research across the Company to further engage investment management groups in dialogue covering macro-economic growth and currencies topics.

●As part of the focus on the Solutions and Alternatives business, Mr. Advani launched NextStep funds, a suite of funds designed and managed by the Franklin Templeton Solutions group to meet emerging affluent investor needs identified by a major global distributor. He also launched the Franklin K2 Long Short Credit Fund and the Franklin K2 Global Macro Opportunities Fund in the U.S.
●Mr. Advani identified opportunities to leverage digital strategies across distribution, including large technology projects to improve the digital and operations ecosystems in India.
●Mr. Advani refined the next level senior leadership teams within the U.S. and international distribution businesses, including the addition of a retail and institutional channel focus in the international business, and further aligned the Global Financial Institutions Group with U.S. Advisory Services and International Advisory Services.

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COMPENSATION DISCUSSION AND ANALYSIS

Jennifer M. Johnson

Co-President, jointly oversees investment management and all related investment management support services, including trading and risk management. In addition, she is responsible for Global Transfer Agency operations, Investment Management Services, Global HR and Compensation and Fiduciary Trust Company International. She also has global responsibilities for software development and infrastructure/systems support.

●Ms. Johnson led an initiative to align the Company’s emerging markets equities teams under one organizational structure by naming a new chief investment officer of Templeton Emerging Markets Group (TEM) and taking steps to increase formal collaboration across the TEM and Local Asset Management investment groups to strengthen performance.
●Under Ms. Johnson’s leadership, the technology teams made significant enhancements and upgrades to support the business, including the launch of a multi-year fund accounting system initiative to support our core products, the development of specialized systems for the ETF launch, and the implementation of tools to reduce time to market and increase automated content generation for distribution. Technology teams also supported our High Net Worth business with a redesigned web presence and needed business functionality.
●Ms. Johnson provided strategic guidance in the areas of talent development, succession planning and overall retention in support of investment management, which resulted in the execution of various changes across investment teams to further strengthen the organizational structure and succession planning. She also oversaw programs to drive employee engagement, including technology enhancements focused on internal collaboration for our global workforce to increase productivity.
●In partnership with Mr. Advani, Ms. Johnson:

●Hired the lead for the Company’s LibertyShares ETF business and created a dedicated ETF team and ETF board of directors.
●Successfully launched four strategic beta ETFs in the U.S. and additional active ETFs to the LibertyShares suite of funds.

●The Co-Presidents also partnered on a number of strategic initiatives focused on the delivery of strong, long-term investment performance, including:

●Implementing the initiative to enhance the investment risk management framework and guidelines for monitoring our 25 largest funds.
●Focusing on increased investment team information sharing and heightening overall awareness of cross-team research capabilities, an initiative under the new Equity CIO role, to enhance this competitive advantage for the Company.
●Leveraging the Global Macro team’s research across the Company to engage investment management groups in dialogue covering macro-economic growth and currencies topics.

●Ms. Johnson hired a new chief executive officer of our High Net Worth division and completed a major rebranding initiative, including new brand architecture.

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COMPENSATION DISCUSSION AND ANALYSIS

Kenneth A. Lewis

Executive Vice President and Chief Financial Officer, responsible for the firm’s corporate finance and accounting functions, acquisitions, strategic planning, performance measurement, corporate taxation, AUM services, enterprise risk management, investor relations and general services.

●The Company was able to achieve an operating margin of 35.7%, despite a 17% decline in operating revenue highlighting the Company’s financial discipline and focus on expense management.
●Mr. Lewis facilitated efforts that identified $55 million in fiscal year 2017 expense reductions through careful cost management, a voluntary separation incentive program, and reviews of business unit’s historical expense growth patterns.
●While achieving cost reduction objectives, Mr. Lewis continued to guide the efficient use of financial resources by balancing the support for mature business lines with the funding requirements of new business opportunities.
●Mr. Lewis led efforts to enhance shareholder value through share repurchases and cash dividends to stockholders, returning over 100% of net income to stockholders.
●Mr. Lewis led efforts to optimize our core financial systems and transaction processing by implementing system upgrades enabling further automation, creating efficiencies and improving internal controls.
●Mr. Lewis efficiently executed the Company’s global real estate strategy by optimizing the Company’s mix of owned and leased real estate, including the negotiation of new leases and construction development in several key locations.

Craig S. Tyle
Executive Vice President and General Counsel, responsible for both Legal and Global Compliance.
Under Mr. Tyle’s leadership:
●The Legal Department provided support in connection with the launch of several new products, including the Franklin Liberty Shares ETFs and the Franklin NextStep multi-asset funds (both inside and outside the United States). The Legal Department also secured approval for the launch of the Franklin K2 Alternative Strategies Fund in Singapore, which represented the first ever retail approval of a “hedged” fund in that jurisdiction, and an exemptive order permitting the distribution of Franklin’s Luxembourg-domiciled funds to institutional investors in Canada.
●The Legal and Global Compliance Departments revised the regulatory licenses of Company affiliates in the U.K. and Italy, which resulted in a simplified structure and reduced costs in the European Union (“EU”).
●The Legal and Global Compliance Departments provided ongoing advice to the Company’s business units on numerous new and pending regulatory changes, including the adoption of an expanded fiduciary standard by the U.S. Department of Labor, SEC rule proposals relating to liquidity management and the use of derivatives by U.S.-registered funds, several new EU regulations and the potential implications of “Brexit.”
●The Legal Department led and coordinated the Company’s active participation, both directly and through industry associations, in commenting on numerous regulatory proposals in the U.S., the EU, Canada, and other jurisdictions.
●The Global Compliance Department introduced or adopted several new and revised compliance policies and procedures, including a new compliance policy (and related procedures) on payments to fund intermediaries.
●The Legal and Global Compliance Departments managed costs by leveraging resources in various global locations.

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COMPENSATION DISCUSSION AND ANALYSIS

The size of the AIP award pool is set by the Compensation Committee as a percentage (not to exceed 20%) of our pre-bonus net operating income, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary items, and any special items (such as special compensation payouts on account of a merger). The final amount of pre-bonus net operating income or “PBOI” that goes into the award pool is approved by the Compensation Committee after consultation with certain members of management (as described above). For NEOs, such awards are made under our KEIP. Pursuant to the KEIP, the amount of the pool available to fund awards for the fiscal year is equal to 1.25% of PBOI for such year. The maximum KEIP award that may be paid to any participant for any performance period is equal to 40% of the KEIP award pool. The KEIP awards are deducted from the AIP award pool.

At the beginning of fiscal year 2016, the Compensation Committee approved a maximum KEIP award amount for each NEO. The maximum award that each NEO is eligible to receive, however, is not an expectation of the actual bonus that will be paid to him or her, but a cap on the range ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as performance-based compensation for purposes of Section 162(m) of the Code. As described above in our “Compensation Philosophy”, the Compensation Committee has historically exercised negative discretion to pay significantly less than the maximum amount available to the NEOs under the KEIP award pool based on the metrics and weightings described herein.

Grants from the KEIP award pool consist of a combination of a cash and restricted stock, with the cash portion being paid following the end of our fiscal year to reward an executive for achievement of shorter-term objectives based on the prior fiscal year. The equity portion is also granted shortly following the end of the fiscal year following the year for which the performance relates, with the number of shares of restricted stock determined by dividing the dollar value of the equity portion of the award by the closing price of our common stock on the date of grant. The restricted stock grants are subject to deferred vesting over time as described in more detail below. Awards are generally structured as follows:

KEIP AWARD POOL BREAKDOWN

Amounts ≤ $1.0 million

Amounts > $1.0 million and ≤ $7.0 million

Amounts > $7.0 million

In December 2015, the Compensation Committee approved the participation in the KEIP for fiscal year 2016 for each of our NEOs and allocated a maximum award amount under the KEIP to each such NEO as follows: 40% to Mr. G. Johnson, 21% for Mr. Advani, 21% for Ms. Johnson, 10% for Mr. Lewis and 8% for Mr. Tyle.

In November 2016, based on the performance and achievements described above for each of the NEOs, the Compensation Committee approved awards under the KEIP with the following aggregate amounts: $6.30 million to Mr. G. Johnson; $3.15 million to Mr. Advani; $3.15 million to Ms. Johnson; $1.56 million to Mr. Lewis; and $1.08 million to Mr. Tyle. Such awards were paid (or granted) in fiscal year 2017.

		KEIP Bonus Award Values
	Maximum Payout Based on Total Pool		Actual Payout Amounts
Name	(as dollar amount)	(as a percentage)	FY2016 (as dollar amount)	FY2016 (as a percentage)	FY2015 (as dollar amount)	YoY Change (as a percentage)
Gregory E. Johnson	$13,522,285	40%	$6,300,000	19%	$9,000,000	(30%)
Vijay C. Advani	$7,099,200	21%	$3,150,000	9%	$4,200,000	(25%)
Jennifer M. Johnson	$7,099,200	21%	$3,150,000	9%	$2,800,000	(13%)
Kenneth A. Lewis	$3,380,571	10%	$1,560,000	5%	$2,080,000	(25%)
Craig S. Tyle	$2,704,457	8%	$1,080,000	3%	*	—

*	Mr. Tyle did not receive a KEIP award in fiscal year 2015.

Long-term Compensation
Grants of equity are designed to reward an executive for continued excellence and attainment of longer-term objectives. The number of shares of restricted stock awarded under the KEIP during fiscal year 2016 is determined based on performance for fiscal year 2015 as described above, but because these awards are subject to deferred vesting, they help to focus an executive on further long-term growth

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COMPENSATION DISCUSSION AND ANALYSIS

and development and aid in retention. These awards are scheduled to vest over a three year period from the date of grant subject to the executive’s continued employment.

In order to further emphasize the importance of forward-looking long-term performance, the Compensation Committee also awarded a portion of NEO compensation as performance-based restricted stock unit awards. Similar to awards granted under the KEIP, performance-based long-term incentive awards granted to the CEO and the three most highly compensated executive officers (other than the CEO and the CFO), are intended to qualify for a tax deduction under Section 162(m) of the Code. These awards vest over a three-year period based on the achievement of predetermined Company financial performance goals. In the event a performance measure is not achieved at or above a specified threshold level, the portion of an award tied to such performance measure is forfeited.

The performance-based equity awards granted in fiscal year 2016 (the “2016 Performance Awards”) are tied to the achievement of (i) investment performance, defined as the average investment performance for all assets under management (i.e., investment funds and separate accounts) that are ranked by independent third party rating agencies (“Investment Performance”); and (ii) shareholder return ranking, defined as our total return to stockholders, as reported by Bloomberg or FactSet Research Systems (or their respective successors), relative to the respective total return to stockholders of certain peer companies (“Shareholder Return Ranking”). For purposes of the 2016 Performance Awards, peer companies included the following public investment management firms: Affiliated Managers Group Inc., AllianceBernstein L.P., BlackRock, Inc., Eaton Vance Corp., Federated Investors Inc., Invesco Ltd., Janus Capital Group, Legg Mason Inc. and T. Rowe Price Group.

For each of the NEOs, 50% of the value of the 2016 Performance Awards is contingent on the achievement of Investment Performance and 50% is contingent on the Company’s Shareholder Return Ranking. The 2016 Performance Awards vest at the end of the three-year period, subject in each case to the achievement of the performance levels shown in the table below and the NEO’s continued employment through the date on which the Compensation Committee certifies that the applicable performance measure has been achieved.

	FY2016 Performance Awards (FY2018 Vesting)
Three Year Performance Period Ending in FY2018	Performance Level	% Vesting
Investment Performance (Assets under Management (“AUM”))	AUM in Top 2 Quartiles ≥75%	125%
	AUM in Top 2 Quartiles ≥70% - <75%	100%
	AUM in Top 2 Quartiles ≥50% - <70%	50%
	AUM in Top 2 Quartiles <50%	0%
Shareholder Return Ranking	Top Quartile	125%
	2nd Quartile	100%
	3rd Quartile	25%
	4th Quartile	0%

Based on the performance and achievements described above for each of the NEOs, the Compensation Committee approved the 2016 Performance Awards under the USIP for each of our NEOs with the following grant date target award amounts: $3,000,000 for Mr. G. Johnson; $1,400,000 for Mr. Advani; $1,400,000 for Ms. Johnson; and $600,000 for Mr. Lewis, in each case, subject to the vesting criteria described above. Mr. Tyle did not receive a 2016 Performance Award.

In previous years, awards granted to our NEOs generally were 50% based on the achievement of operating margin, defined as the operating profit margin, expressed as a percentage, that is reported as operating margin in the annual financial statements included in the Company’s Annual Report on Form 10-K (“Operating Margin”), with the remaining 50% based on the Company’s Shareholder Return Ranking. With respect to the portion of such past awards that were scheduled to vest in fiscal year 2016, our Operating Margin for fiscal year 2016 was 35.7% and surpassed the

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COMPENSATION DISCUSSION AND ANALYSIS

31% minimum threshold that was set forth for the year. Accordingly, one-third of the portion of awards granted in fiscal year 2014 to all NEOs and in fiscal year 2015 to the Senior Executives, tied to the achievement of Operating Margin, vested in December 2016. In fiscal year 2015, the equity award to our CEO was 100% based on Shareholder Return Ranking.

As of September 30, 2016, the Company’s three-year Shareholder Return Ranking was in the lowest quartile of the peer group. Therefore, none of the performance-based restricted stock awards granted in fiscal year 2014 and otherwise scheduled to vest on December 1, 2016 that were tied to Shareholder Return Ranking (“2014 SRR Shares”) vested. Below is a summary of amounts forfeited by NEOs who received 2014 SRR Shares:

Name	2014 SRR Shares Forfeited	2014 SRR Shares Forfeited Grant Date Value ($)	2014 SRR Shares Forfeited Value as of 9/30/16($)
Gregory E. Johnson	27,877	1,500,000	991,941
Vijay C. Advani	11,155	600,000	396,783
Jennifer M. Johnson	5,113	275,000	181,869
Kenneth A. Lewis	4,881	262,500	173,617

Total Compensation Awarded
The Total Compensation Awarded table below compares the annualized base pay and incentive compensation (“total direct compensation”) awarded for performance in the specified fiscal year with the total compensation reported in the Summary Compensation Table, which reflects incentive compensation awarded in the specified fiscal year with respect to performance in the previous fiscal year. For example, the CEO’s total direct compensation awarded for performance in fiscal year 2016 decreased by 21%, while the Summary Compensation Table shows a decrease of 20%, because it reflects the incentive compensation awarded in fiscal year 2016 for the CEO’s performance in fiscal year 2015.

	Total Compensation Paid FY2016 (in Thousands)[1]
	Total Compensation Awarded for FY Performance			Reported in Summary Compensation Table
Name	FY2016	FY2015	YoY Change	FY2016	FY2015	YoY Change
Gregory E. Johnson	$10,086	$12,783	(21%)	$12,046	$15,034	(20%)
Vijay C. Advani	$5,754	$6,127	(6%)	$5,497	$6,852	(20%)
Jennifer M. Johnson	$5,754	$4,727	22%	$4,797	$4,246	13%
Kenneth A. Lewis	$2,389	$3,207	(25%)	$2,871	$3,392	(15%)
Craig S. Tyle[2]	$1,859	—	—	$1,739	—	—

[1]	Excludes the value of any executive perquisites and benefits.
[2]	Mr. Tyle was not a named executive officer at the end of fiscal year 2015.

The 21% decrease in Mr. G. Johnson’s cash and incentive award compensation with respect to his performance in fiscal year 2016 comprised a 30% decrease in his incentive award under the KEIP from $9 million to $6.3 million. His base compensation and performance-based long-term incentive award granted in November 2016 were the same as in the prior fiscal year. The actual amount of the performance-based long-term incentive award that will be paid to Mr. G. Johnson for his performance in fiscal year 2016 will depend on the portion that vests over the next three years based on the performance metrics described above.

Benefits and Perquisites

As a general practice, we do not provide material benefits and provide only limited perquisites to the NEOs that are not provided to other employees. All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the Company’s employees.

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COMPENSATION DISCUSSION AND ANALYSIS

Termination/Change in Control Matters

Our NEOs are employed on an “at will” basis, without any written employment or severance agreements. Accordingly, our NEOs are not entitled to any particular severance benefits upon termination of employment by the Company. The Company may, however, provide severance on a case-by-case basis as approved by the Compensation Committee in its discretion.

Similarly, we have not entered into any agreement with any NEOs that provides for additional payments solely on account of a change in control of the Company. Our only change in control provisions are found in existing compensation plans and apply to all participants in those plans.

Tax Considerations

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Code. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer and certain other named executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million per covered employee limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by our stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. The Compensation Committee expects that its performance-based awards either in the form of cash, restricted stock or performance shares should qualify for the performance-based compensation exception to Section 162(m). The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Respectfully Submitted:

Compensation Committee
Peter K. Barker (Chairman)
Mark C. Pigott
Seth H. Waugh

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table below provides compensation information for the Company’s named executive officers for the fiscal years ended September 30, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Gregory E.	2016	786,133	7,960,000	3,300,000	55,184	(4)	12,101,317
Johnson	2015	783,633	10,600,000	3,650,000	63,707		15,097,340
Chairman of the	2014	780,132	11,350,000	3,650,000	124,164		15,904,296
Board and Chief
Executive Officer
Vijay C. Advani(5)	2016	604,039	3,168,000	1,725,000	—		5,497,039
Co-President	2015	527,356	4,075,000	2,250,000	—		6,852,356
	2014	525,000	4,350,000	3,150,000			8,025,000
Jennifer M.	2016	604,039	2,468,000	1,725,000	11,544	(4)	4,808,583
Johnson	2015	527,356	2,168,750	1,550,000	16,782		4,262,888
Co-President	2014	525,000	2,000,000	1,900,000	—		4,425,000
Kenneth A. Lewis	2016	529,039	1,412,000	930,000	—		2,871,039
Executive Vice	2015	527,356	1,675,000	1,190,000	—		3,392,356
President and	2014	525,000	1,625,000	1,450,000	—		3,600,000
Chief Financial
Officer
Craig S. Tyle(6)	2016	478,654	570,000	690,000	—		1,738,654
Executive Vice
President and
General Counsel

(1)	Stock award values represent the aggregate grant date fair value for all grants made during each fiscal year in accordance with the requirements of ASC 718 in the specified year for grants made in such year and prior years. For awards with performance conditions, the value at the grant date reported is based on the probable outcome of the performance conditions using a Monte Carlo valuation method. Additional information is set forth in the “Grants of Plan-Based Awards (Fiscal Year 2016)” table below. See “Note 12—Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed with the Securities and Exchange Commission on November 14, 2016 for further details.

Compensation Awarded for Fiscal Year Performance

The table below is a supplemental table.

		Total Compensation Awarded for FY Performance ($)*
Gregory E.	2016	10,086,133
Johnson	2015	12,783,633
	2014	15,780,132

Vijay C. Advani	2016	5,754,039
	2015	6,127,356
	2014	7,925,000
Jennifer M.	2016	5,754,039
Johnson	2015	4,727,356
	2014	4,675,000
Kenneth A.	2016	2,389,039
Lewis	2015	3,207,356
	2014	3,725,000

Craig S. Tyle	2016	1,858,654

*	To supplement the disclosure required by the SEC, this table reflects compensation awarded to the NEOs based on performance by the Company and the NEOs during the listed fiscal years. It is not a substitute for the amounts reported under the “Total” column in the SCT table immediately to the left.
For fiscal year 2016, Total Compensation Awarded for FY Performance represents: (1) Salary, plus (2) Non-Equity Incentive Plan Compensation, plus (3) the aggregate grant date fair value of equity awards granted in fiscal year 2017 based on fiscal year 2016 performance. It does not include 2016 All Other Compensation.

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EXECUTIVE COMPENSATION

For prior fiscal years, the total represents (1) Salary, plus (2) Non-Equity Incentive Plan Compensation, plus (3) the aggregate grant date fair value of equity granted in the subsequent fiscal year based on prior fiscal year performance without regard to the probable outcome of any performance conditions.

(2)	As of September 30, 2016, the Company’s three-year Shareholder Return Ranking was in the lowest quartile of the peer group. Therefore, none of the performance-based restricted stock awards granted in fiscal year 2014 and scheduled to vest on December 1, 2016 that were tied to Shareholder Return Ranking vested. Mr. Tyle did not receive a grant of 2014 SRR Shares. Below is a summary of amounts forfeited:

	2014 SRR Forfeitures
Name	Number of Shares Forfeited	Grant Date Value ($)	Value as of 9/30/16 ($)
Gregory E. Johnson	27,887	1,500,000	991,941
Vijay C. Advani	11,155	600,000	396,783
Jennifer M. Johnson	5,113	275,000	181,869
Kenneth A. Lewis	4,881	262,500	173,617

(3)	Represents the cash portion of awards made under the Company’s KEIP. See “Compensation Discussion and Analysis—The Elements of Executive Compensation—Short-term and Long-term Incentive Compensation” above for more details.
(4)	For Mr. G. Johnson and Ms. Johnson, includes $37,524 and $7,374, respectively, for personal use of the Company’s aircraft in fiscal year 2016. The aggregate incremental cost of personal use of Company aircraft is calculated using the rate per nautical mile for each personal flight, published twice per year by Conklin & de Decker Associates, Inc. for each type of Company aircraft. Such amount is based on the published rate at the time of the personal flight use. These rates are used by a variety of corporate aviation operators for cost and budget estimation purposes. The rates include the estimated variable costs of operating aircraft, including fuel, labor and parts for most scheduled maintenance, engine, propeller and auxiliary power unit overhaul cost and parts repair and replacement costs, landing fees and expenses, supplies and catering and crew costs excluding salaries, benefits and fixed costs. The rates do not include the cost of periodic aircraft refurbishment, hangar costs, dues, subscriptions, weather and navigation services or the cost of insurance and administrative services. The rates also do not include depreciation or any tax benefit reductions due to personal use. The aggregate incremental costs in the table includes the cost of all nautical miles flown for positioning flights necessary to accomplish a personal flight and to return the aircraft to its next scheduled location. Mr. G. Johnson’s amount also includes fees paid or reimbursed by the Company for spousal activities related to off-site meetings and tickets to sporting events.
(5)	Mr. Advani terminated employment with the Company effective December 30, 2016.
(6)	Mr. Tyle was not an NEO in fiscal years 2015 or 2014.

Grants of Plan-Based Awards (Fiscal Year 2016)

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2016.

Name	Plan	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards(4) (#)	Grant Date Fair Market Value of Shares ($)(2)
			Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory E. Johnson	KEIP	—	3,650,000
	KEIP	11/3/15					129,228	5,350,000
	USIP	11/3/15		0	72,464	90,580		2,610,000
Vijay C. Advani(5)	KEIP	—	3,650,000
	KEIP	11/3/15					47,102	1,950,000
	USIP	11/3/15		0	33,818	42,274		1,218,000
Jennifer M. Johnson	KEIP	—	3,650,000
	KEIP	11/3/15					30,194	1,250,000
	USIP	11/3/15		0	33,818	42,274		1,218,000
Kenneth A. Lewis	KEIP	—	1,840,286
	KEIP	11/3/15					21,498	890,000
	USIP	11/3/15		0	14,494	18,118		522,000
Craig S. Tyle	KEIP	—	1,502,229

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EXECUTIVE COMPENSATION

(1)	Represents the cash portion of the maximum awards that may be made under the KEIP for fiscal year 2016 awards. Awards under the KEIP have no assigned threshold or target amount, and are determined at the discretion of the Compensation Committee, subject to a pre-determined maximum. Accordingly, no threshold or target amounts are listed. Awards granted in fiscal year 2016 for performance in fiscal year 2015 were comprised of 65% cash and 35% restricted stock for amounts up to $1.0 million, 50% cash and 50% restricted stock for amounts in excess of $1.0 million, and 100% restricted stock for amounts in excess of $7.0 million. Please reference the Compensation Discussion and Analysis for the actual cash amount received by each named executive officer in fiscal year 2016 pursuant to such awards.
(2)	Determined pursuant to ASC 718, excluding the effect of estimated forfeitures. For equity awards that are subject to market conditions, the grant date fair market value reported is based upon the probable outcome of such conditions using a Monte Carlo valuation method. The grant-date fair value of the maximum amount under the USIP that could be received assuming all performance criteria is met was $3,750,000 for G. Johnson, $1,575,000 for V. Advani, $1,575,000 for J. Johnson and $675,000 for K. Lewis.
(3)	Represents performance-based long-term incentive awards under the USIP granted on November 3, 2015. The number of shares was determined by dividing the award value by the closing price of the Company’s common stock on November 3, 2015, the date of grant, rounded up to the nearest whole share. The awards may vest or become forfeited on December 20, 2018 based on future performance of the Company. Any dividends payable on the Company’s common stock prior to vesting are paid upon vesting.
(4)	Represents the equity portion of awards under the KEIP for fiscal year 2015 performance, which were granted in fiscal year 2016. Grants of restricted stock include time vesting provisions such that the award would vest in thirds on August 31, 2016, August 31, 2017 and August 31, 2018. In accordance with the terms of the USIP, the number of shares of restricted stock issued was determined based on the closing price on the NYSE of the Company’s common stock on the grant date. Any dividends declared on the Company’s common stock are paid on the unvested shares. Amounts do not include the equity portion of awards that may be made under the KEIP for fiscal year 2016 because such awards were granted in fiscal year 2017.
(5)	Mr. Advani terminated employment with the Company effective December 30, 2016 and these awards will be forfeited on such date.

Please refer to the “Compensation Discussion and Analysis” above for an explanation of salary and bonus in proportion to total compensation and further details regarding amounts disclosed in the Summary Compensation Table and Grants of Plan-Based Awards table.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table presents information concerning the number and value of stock awards held by the named executive officers as of September 30, 2016. As of September 30, 2016, no stock options remained outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory E. Johnson	136,140	4,842,500	202,084	7,188,128
Vijay C. Advani(4)	48,463	1,723,829	84,032	2,989,018
Jennifer M. Johnson	29,707	1,056,678	61,558	2,189,618
Kenneth A. Lewis	21,216	754,653	36,174	1,286,709
Craig S. Tyle	13,070	464,900	2,694	95,826

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EXECUTIVE COMPENSATION

(1)	Consist of shares of restricted stock that vest, subject to continued employment on each such date, as follows:

Name	Total Unvested Shares	Vesting Date
Gregory E. Johnson	49,988	8/31/17
	86,152	Vest in equal parts on 8/31/17 and 8/31/18
Vijay C. Advani	17,062	8/31/17
	31,401	Vest in equal parts on 8/31/17 and 8/31/18
Jennifer M. Johnson	9,578	8/31/17
	20,129	Vest in equal parts on 8/31/17 and 8/31/18
Kenneth A. Lewis	6,884	8/31/17
	14,332	Vest in equal parts on 8/31/17 and 8/31/18
Craig S. Tyle	3,891	8/31/17
	9,179	Vest in equal parts on 8/31/17 and 8/31/18

(2)	Calculated by multiplying unvested shares by $35.57, the closing price of the Company’s common stock on the NYSE on September 30, 2016, the last trading day of the fiscal year.
(3)	Includes performance-based shares of restricted stock that vest, subject to continued employment on the vesting date, as follows:

Name	Total Unvested Shares	Vesting Dates Subject to Achievement of Performance Criteria
Gregory E. Johnson	44,154	12/01/16
	67,350	12/01/17
	90,580	12/20/18
Vijay C. Advani	21,853	12/01/16
	19,905	12/01/17
	42,274	12/20/18
Jennifer M. Johnson	10,042	12/01/16
	9,242	12/01/17
	42,274	12/20/18
Kenneth A. Lewis	9,525	12/01/16
	8,531	12/01/17
	18,118	12/20/18
Craig S. Tyle	898	12/01/16
	1,796	12/01/17

(4)	Effective upon Mr. Advani’s termination of employment with the Company on December 30, 2016, all unvested shares will be forfeited without consideration.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested (Fiscal Year 2016)

The following table presents information regarding stock awards vesting for the named executive officers during the fiscal year ended September 30, 2016. There were no stock option exercises.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory E. Johnson	160,590	5,945,653
Vijay C. Advani	64,770	2,430,661
Jennifer M. Johnson	34,376	1,285,356
Kenneth A. Lewis	26,294	988,657
Craig S. Tyle	13,020	480,016

(1)	The value of each stock award is calculated by multiplying the closing price of the Company’s common stock on the NYSE on the date of vesting by the number of shares that vested.

Potential Payments Upon Termination or Change in Control

We have not provided the NEOs with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment with us has ended or following a change in control.

As described under “Compensation Discussion and Analysis” above in this Proxy Statement, the NEOs have typically received grants of incentive awards payable in the form of cash under the Company’s AIP and the KEIP, and restricted stock and restricted stock units under the Company’s USIP. Except as set forth below or as otherwise determined by the Compensation Committee, unearned awards made to a NEO under such plans are forfeited upon voluntary or involuntary termination of executive’s employment with us. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce such awards.

AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN
Currently, the AIP generally provides that a participant must be employed on the payment date to receive any amounts awarded under the AIP unless expressly set forth in the participant’s award agreement. In the event the employment of a participant under the AIP terminates for any reason, the Compensation Committee or management, as applicable, may, in its discretion, determine to pay a participant a pro-rated award under the plan based upon performance for the time served during the relevant performance period or the full amount of any award that would have been paid had the participant remained employed through the entire performance period.

The AIP does not expressly provide for any change in control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

2014 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN
As described in more detail under “Compensation Discussion and Analysis—Components of Compensation Program and Fiscal 2016 Compensation—Long-term Compensation,” the KEIP is a sub-plan under the AIP. Consequently, all of the provisions described above regarding the AIP apply to grants made under the KEIP. In addition, the KEIP includes separate terms regarding termination payments which are summarized below.

If the employment of a participant in the KEIP terminates due to death, permanent disability or retirement, such participant is generally entitled to receive payment of any award under the plan with respect to the fiscal year of such termination. In addition, if a participant terminates employment with the Company for any reason other than death, permanent disability or retirement, any award under the plan with respect to the fiscal year of such termination is generally required to be reduced proportionately based on

44 | Franklin Resources, Inc.

EXECUTIVE COMPENSATION

the date of termination. To be eligible to receive a payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company. To be eligible for awards in the event of permanent disability, the executive must be eligible for payments under the Company’s long-term disability insurance policy. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce any such awards under the KEIP.

The KEIP does not expressly provide for any change in control payments.

2002 UNIVERSAL STOCK INCENTIVE PLAN
Pursuant to the terms of the USIP, a change in control of the Company means a proposed dissolution or liquidation of the Company or a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the award or substitute an equivalent award. The Compensation Committee must notify participants of such treatment no later than ten days prior to such proposed Transaction. Option grants, to the extent not previously exercised, and other stock-based awards (restricted stock and RSUs) terminate immediately prior to the consummation of such proposed Transaction.

COMPENSATION COMMITTEE POLICY & PRACTICE
Notwithstanding the discussion above, pursuant to the terms of the KEIP and the AIP, the Compensation Committee, in its sole discretion, may eliminate or reduce any unvested awards otherwise payable to a participant following termination of employment. In addition, the Compensation Committee has the authority to pay the full award amount to a participant whose award would have otherwise been reduced or forfeited following termination of employment or a change in control. The Compensation Committee also has the discretion under the USIP to determine the terms, conditions, performance criteria, restrictions, and other provisions of awards made under the USIP.

As a general policy matter, the Compensation Committee has limited the payment of unvested awards under the KEIP, the AIP and the USIP following a participant’s termination of employment. We expect the Compensation Committee would act similarly upon a change in control. Payments for unvested awards, if any, made to the NEOs upon the termination of employment or upon a change in control would be determined on a case-by-case basis by the Compensation Committee.

ESTIMATED PAYMENTS UPON TERMINATION
Because of the Compensation Committee’s general policy of limiting payments to the NEOs following termination of employment and its authority to reduce or increase the payments otherwise available under awards, the amounts payable to the named executive officers following termination of employment are not determinable. The following table sets forth a range of the potential compensation that could become payable under the KEIP and the AIP if a named executive officer’s employment had terminated on September 30, 2016. The amounts provided are based upon the NEO’s compensation and service levels as of September 30, 2016 and, if applicable, based on the closing price of the Company’s common stock on the NYSE on September 30, 2016, the last trading day of fiscal year 2016.

Name	Death, Disability, or Retirement(1)(2)(3)($)	Other Termination(4)($)
Gregory E. Johnson	0 - 8,492,500	0 - 3,650,000
Vijay C. Advani(5)	0 - 3,973,829	0 - 2,250,000
Jennifer M. Johnson	0 - 2,606,678	0 - 1,550,000
Kenneth A. Lewis	0 - 1,944,653	0 - 1,190,000
Craig S. Tyle	0 - 1,334,900	0 – 870,000

(1)	Amounts included in this column range from $0 to a maximum payment under the KEIP which is based on the executive’s fiscal year 2015 cash bonus, plus the cash value of the executive’s unvested stock awards excluding Equity Incentive Plan Awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2016 Fiscal Year-End” table above, as determined in the discretion of the Compensation Committee.
(2)	Disability, as defined under the KEIP, means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Company from time to time.
(3)	As of September 30, 2016, each of Messrs. G. Johnson, Advani, Lewis and Tyle were eligible for retirement purposes under the KEIP based on his age and tenure with the Company.

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EXECUTIVE COMPENSATION

(4)	Under the KEIP, if a participant is terminated other than due to death, disability or retirement, the Compensation Committee may pay a pro-rated award based on the time employed during the performance period or use its discretion to increase, reduce or entirely eliminate the award. Currently, upon termination for any reason, awards under the AIP are forfeited. The Compensation Committee, however, has the discretion to pay the participant a pro-rated cash award under the AIP based on performance during the plan year through the termination date or the full amount of any award as if the participant had remained employed through the end of the performance period. Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2015 cash bonus only, as determined in the discretion of the Compensation Committee.
(5)	Mr. Advani terminated employment with the Company effective December 30, 2016 and will not be eligible for any payments upon such termination.

ESTIMATED PAYMENTS UPON A CHANGE IN CONTROL
None of the NEOs have agreements that provide for payments upon a change in control of the Company. However, under the USIP, the Compensation Committee has the discretion to make a determination as to the equitable treatment of awards upon a change in control. The Compensation Committee may, in its discretion, make cash awards under the KEIP and the AIP and awards of restricted stock under the USIP following a change in control. The following table sets forth an estimate of the potential compensation that may become payable under the USIP, the KEIP and the AIP upon a change in control of the Company. A change in control of the Company is deemed to have occurred upon the occurrence of certain transactions as defined in the USIP. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2016, and if applicable, based on the closing price of the Company’s common stock on the NYSE on September 30, 2016, the last trading day of fiscal year 2016.

Name	Cash(1)($)	Unvested Value of Restricted Stock(2)($)	Total($)
Gregory E. Johnson	0 – 3,650,000	0 – 12,030,628	0 - 15,680,628
Vijay C. Advani	0 – 2,250,000	0 – 4,712,847	0 – 6,962,847
Jennifer M. Johnson	0 – 1,550,000	0 – 3,246,296	0 – 4,796,296
Kenneth A. Lewis	0 – 1,190,000	0 – 2,041,362	0 – 3,231,362
Craig S. Tyle	0 – 870,000	0 – 560,725	0 – 1,430,725

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2015 cash bonus.
(2)	Amounts included in this column range from $0 to a maximum payment which is based on the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2016 Fiscal Year-End” table above and determined at the discretion of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, the following directors served as members of the Compensation Committee: Messrs. Barker (Chairman), Pigott and Waugh. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2016, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During fiscal year 2016, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

46 | Franklin Resources, Inc.

REPORT OF THE AUDIT COMMITTEE

Membership and Role of the Audit Committee

The Audit Committee of the Board of Directors of Franklin Resources, Inc. currently consists of Mr. Ratnathicam (Chairman), Mss. Byerwalter and Stein, and Mr. Yang. Each of the members of the Audit Committee is independent as defined under the NYSE listing standards and applicable law. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the Committee’s written charter, which is posted in the corporate governance section of the Company’s website at http://www.franklinresources.com/corp/pages/ generic_content/corporate_governance/audit_committee_ charter.jsf.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2016

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2016 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chairman)
Mariann Byerwalter
Laura Stein
Geoffrey Y. Yang

2017 Proxy Statement | 47

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PwC to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2016.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2016 and 2015 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	Fiscal Year
	2016	2015
	(in thousands)
Audit Fees(a)	$6,233	$6,476
Audit-Related Fees(b)	$1,412	$1,606
Tax Fees(c)	$113	$110
All Other Fees(d)	$2,427	$2,704
TOTAL FEES	$10,185	$10,896

(a)	The 2016 Audit Fees amount includes approximately $33,500 of fees related to fiscal year 2015 that were billed in fiscal year 2016 and the 2015 Audit Fees include approximately $139,700 of fees related to fiscal year 2014 that were billed in fiscal year 2015.
(b)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to Service Organization Control (SOC) 1, consultation concerning financial accounting and reporting standards, attestation services and audits of employee benefit plans.
(c)	Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services. For fiscal year 2016, tax return preparation and tax compliance services represented approximately $56,600. For fiscal year 2015, tax return preparation and tax compliance services represented approximately $41,600.
(d)	Other Fees includes $74,900 of fees that have been contracted with the Company but which are expected to be paid by a third party. The remainder of Other Fees consists principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions and services provided to certain of our funds. In fiscal year 2016, services provided to the funds included $1,815,000 of audit and audit related services, incurred by the Company in return for a fixed administration fee.

Note: For fiscal year 2016, 2.8% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), all of which represented All Other Fees. For fiscal year 2015, none of the services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c) (7)(i)(C).

Pre-approval Process and Policy

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal years 2016 and 2015 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s Chief Financial Officer. Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for final pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2016 was $50,000 (the “Chairman Approval Amount”), has been delegated to the Chairman of the Audit Committee. The decision of the Chairman to grant specific pre-approval of a service is presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chairman Approval Amount, specific pre-approval by the entire Audit Committee is required.

48 | Franklin Resources, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For fiscal year 2016, Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, who, among other family relationships, is the uncle of Gregory E. Johnson, Chairman of the Board, Chief Executive Officer and a director of the Company, Charles E. Johnson, a director of the Company and Jennifer M. Johnson, Co-President, received a base salary of $181,385. Mr. R. H. Johnson, Jr. did not receive a cash bonus in fiscal year 2016.

David A. Lewis, Sr., Senior Vice President, Head of Americas Trading for Franklin Templeton Services, LLC, is the brother of Kenneth A. Lewis, one of the Company’s named executive officers and the Executive Vice President and Chief Financial Officer of the Company. In fiscal year 2016, Mr. D. Lewis’ base salary was $226,931 and he received a bonus of $295,750 in cash and 3,847 shares of restricted stock.

Messrs. Rupert H. Johnson, Jr. and David A. Lewis, Sr. are entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Share Repurchases. In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. For shares repurchased in connection with the payment of taxes on vesting shares, the repurchase price is the closing price on the NYSE on the date of the transaction.

During fiscal year 2016, the Company repurchased shares of common stock from the executive officers listed below for the aggregate consideration shown.

Name and Title	Number of Shares Repurchased		Aggregate Consideration ($)
Vijay C. Advani,	29,828		1,123,458
Co-President
Kenneth A. Lewis,	10,676	(1)	404,774
Executive Vice President and Chief Financial Officer
Craig S. Tyle,	5,026		185,949
Executive Vice President and General Counsel

(1)	Amount does not include 855 shares repurchased by the Company for $31,208 from David A. Lewis, Sr., Senior Vice President, Head of Americas Trading for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Kenneth A. Lewis.

Management and Use of AC Travel Aircraft. A wholly-owned subsidiary of the Company entered into an amended and restated aircraft management agreement, effective as of June 1, 2008, with AC Travel, LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board and a director of the Company until June 2013 and currently employed as an Executive Consultant who, among other family relationships, is the father of Gregory E. Johnson, Chairman of the Board, Chief Executive Officer and a director of the Company, Charles E. Johnson, a director of the Company and Jennifer M. Johnson Co-President of the Company and brother of Rupert H. Johnson, Vice Chairman and a director of the Company to manage the operations of a Gulfstream III aircraft (the “G-III”) and a Gulfstream G550 aircraft (the “G550”), both of which are owned by AC Travel. We refer to the G-III and the G550 as the “Aircraft”. Under the management agreement, the subsidiary: (a) provides consulting and management services for the operations of the Aircraft; (b) provides flight crew personnel, including coordinating training of such personnel; (c) arranges for maintenance of the Aircraft; and (d) arranges for insurance and a hangar for Aircraft storage and also provides other administrative services. The agreement has automatic one-year renewals, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000 for the G550 and $3,000 for the G-III for administrative

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

services. Out-of-pocket costs incurred under the agreement for services provided are either reimbursed by, or passed through to and paid by, AC Travel.

Office Lease. In October 2009, the Board approved a three-year fixed term extension of a lease of approximately 5,495 square feet of office space owned by the Company in San Mateo, California with Tano Capital, LLC (“Tano”), a company owned by Charles E. Johnson, a director of the Company, brother of Gregory E. Johnson and Jennifer M. Johnson and nephew of Rupert H. Johnson, Jr. In November 2012, Tano and the Company entered into an amendment extending the original lease for a fixed five-year term and reducing the office space leased by Tano on the San Mateo campus from 5,495 square feet to 4,125 square feet. The lease amendment also granted Tano the option to increase the size of the office space to 5,495 square feet, which Tano exercised effective April 16, 2014. The current periodic payments due under the lease extension are $190,224 per annum. The aggregate amount of all periodic payments due under the lease during fiscal year 2016 was $190,224.

Private Equity Fund Investment. On July 6, 2011, Franklin Templeton Capital Holdings Private Limited, a subsidiary of the Company, entered into an agreement to make a $25 million dollar investment commitment to Tano India Private Equity Fund II (“Tano Fund”). Tano Mauritius Investments, which is the investment manager and a Class B and Class C shareholder of the Tano Fund, is a direct subsidiary of Tano Capital, LLC, which is owned by Charles E. Johnson. During fiscal year 2016, the Company made payments of $2,403,413 in the aggregate in response to capital calls. Subsequently, $1,593,245 of recallable capital was returned, resulting in a net fiscal year investment of $810,168.

Related Person Transaction Policy

Related Person Transaction Policy. The Board of Directors has adopted a Related Person Transaction Policy (“Related Person Transaction Policy”) to address the reporting, review, approval and ratification of related person transactions. Related persons include the Company’s executive officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related person transaction” means a transaction or series of transactions in which the Company participates and a related person has a direct or indirect interest. Examples include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Transactions with executive officers and directors for the purposes of conducting the business of the Company, compensation of directors approved by the Board and compensation arrangements approved by the Compensation Committee are not considered related person transactions. All related person transactions are required to be reported to the Audit Committee. However, the Audit Committee has the authority to determine categories of related person transactions that are immaterial and not required to be disclosed and that need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee. Pursuant to the Related Person Transaction Policy, the following related person transactions need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee:

●

The establishment or maintenance of a trading, investment management, custody or other account with an affiliate of the Company, if the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course to persons who are not related persons.

●

Accounts invested in shares of one or more investment companies or portfolios in Franklin Templeton Investments (“FT Fund”) that are established and/or maintained by a related person on terms set forth in the applicable FT Fund prospectus or other disclosure documents.

●

Gross-ups and perquisites and other personal benefits from the use of Company owned or provided assets, including but not limited to personal use of Company-owned or provided aircraft and property, not used primarily for Company business purposes that, in the aggregate, are less than $10,000 in any fiscal year.

Audit Committee Review and Approval. Every quarter the Audit Committee reviews related person transactions. Such transactions involving an estimated amount of $120,000 or more require the approval or ratification of the Audit Committee. In connection with approving or ratifying a related person transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction and any of the following factors that are relevant:

●	The position or relationship of the related person at or with the Company;
●	The materiality of the transaction to the related person, including the dollar value of the transaction;
●	The business purpose for and reasonableness of the transaction;
●

Whether the related person transaction is comparable to a transaction that could be available on an arms-length basis or is on the terms that the Company offers generally to persons who are not related persons;

50 | Franklin Resources, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

●	Whether the related person transaction is in the ordinary course of the Company’s business; and
●	The effect of the transaction on the Company’s business and operations.

In addition, the Audit Committee has the authority to pre-approve certain categories of related person transactions, which transactions must still be reported to the Audit Committee at least annually. The Audit Committee has determined that Company purchases of shares of its common stock to pay taxes due by employees in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP are pre-approved, but should be reported to the Audit Committee annually. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions to one or more members of the Audit Committee between scheduled committee meetings. Any determination made pursuant to this delegated authority must be presented to the full Audit Committee at a subsequent meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2016.

2017 Proxy Statement | 51

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder, we are providing our stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of the named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The primary objectives of our executive compensation program are to (i) offer balanced total compensation in an effort to satisfy our stockholder, Company-wide, business unit and individual executive goals, (ii) attract and retain high caliber executives and key personnel by offering competitive compensation, (iii) align the compensation of executives with the goals of the Company by offering performance incentives and (iv) provide that a significant portion of long-term compensation is “at risk” based on performance. The foregoing objectives are applicable to the compensation of our named executive officers. We urge our stockholders to review the Compensation Discussion and Analysis section above and the compensation tables and narrative discussion above for more information.

We believe that our executive compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our named executive officers and utilizes components that align the interests of our executives with stockholders. We believe this approach helps make our management team a key driver in our financial performance.

For these reasons, the Board recommends a vote in favor of the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

As an advisory vote, this proposal is not binding upon us. Notwithstanding the advisory nature of this vote, the Board values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The affirmative vote of the holders of a majority of the votes cast by our stockholders in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

RECOMMENDATION OF THE BOARD
The Board recommends a vote “FOR” the approval of the Company’s executive compensation program. The voting requirements for this proposal are described in the “Voting Information” section above.

52 | Franklin Resources, Inc.

PROPOSAL NO. 3 ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, on whether the Company will seek an advisory vote on the compensation of our NEOs every one, two or three years. By voting on this proposal, you will be able to specify how frequently stockholders would like us to hold an advisory vote on the compensation of our named executive officers.

Our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and therefore the Board is again recommending that stockholders select a frequency of once every three years. The Board considers that an advisory vote at such frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, objectives and practices in the context of our long-term business results, while avoiding over emphasis on short-term fluctuations in compensation and business results that could occur over shorter periods. An advisory vote occurring once every three years also permits our stockholders to fully observe and evaluate the impact of any changes to our executive compensation philosophy and objectives which have occurred since the last advisory vote on executive compensation, including any changes in response to the outcome of a prior advisory vote on executive compensation. The holders of a majority of the Company’s outstanding shares agreed with our approach when the last advisory vote was solicited and selected a frequency of once every three years.

With respect to the advisory proposal on the frequency of holding future advisory votes on the compensation of our named executive officers, you may vote for “One Year,” “Two Years” or “Three Years” or mark your proxy “Abstain.” We will consider stockholders to have expressed a non-binding preference for the frequency that receives the highest number of favorable votes.

Although this proposal is advisory, the Board values the opinion of our stockholders and will consider the voting results when making decisions regarding the frequency of future advisory votes on the compensation of our named executive officers. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years when you vote in response to this proposal, and you may also abstain from voting on the proposal. The persons named in the accompanying proxy card intend to vote proxies received by them in favor of “Three Years” unless a different choice is specified.

RECOMMENDATION OF THE BOARD The Board recommends that an advisory vote to approve the compensation of the Company’s named executive officers be held every “THREE YEARS”.

2017 Proxy Statement | 53

PROPOSAL NO. 4 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2017 and to audit the Company’s internal control over financial reporting as of September 30, 2017. During and for the fiscal year ended September 30, 2016, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries and many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2016. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD
The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

54 | Franklin Resources, Inc.

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL REQUESTING A REPORT ON CLIMATE CHANGE AND PROXY VOTING

A stockholder of the Company has advised us that she will ask you to vote on a proposal at the Annual Meeting.

Juliet Schor has submitted the following proposal (the address and number of shares of the Company’s common stock held by this stockholder will be provided upon request):

Whereas: Franklin Resources (FR) is a respected leader in the financial services industry. FR has stated publicly that it understands how environmental, social, and governance (ESG) factors can affect companies financially. On its website, the Company states ESG issues may affect the value of an investment.

FR reports upon and acts to mitigate greenhouse gas emissions associated with its operations. Climate change has been incorporated into the FR’s enterprise and investment risk assessment processes as part of its ESG integration. In its response to a survey by the Carbon Disclosure Project, FR states:

…The ESG team partners with Investment Managers to enhance the integration of ESG considerations in the investment process in order to manage risk and increase returns, as ESG issues like … climate change… can impact the performance of securities.

FR and its subsidiaries are responsible for voting proxies of companies in their portfolios. Aside from buy and sell decisions, proxy voting is one of the principal ways in which investors can engage in active management of portfolio risks and opportunities related to climate change. Many resolutions on the topic of climate change voted on by FR simply asked for more disclosure. But according to public fund voting records, over the past few years, funds managed by subsidiaries of FR voted against the vast majority of these resolutions. This is in contrast to funds managed by investment firms such as Morgan Stanley, Wells Fargo, Neuberger Berman, and AllianceBernstein who supported the majority of them and investors like Goldman Sachs, State Street and MFS voted in favor of a significant percentage. Nothing in FR’s disclosures provides investors with information to evaluate whether the company’s votes and positions on climate are consistent.

These incongruities could pose a reputational risk to the company, in contrast to actions by competing investment firms. Proxy voting records on climate have come under increased media scrutiny (“Vanguard and BlackRock branded ‘hypocritical’,” FT Adviser, September 6, 2016). Given the severe impact of climate change, there is risk to the company and its clients if its proxy voting practices consistently oppose disclosure and reasonable actions to address climate change risks.

Resolved: Shareowners request that the Board of Directors issue a climate change report to shareholders by September 2017, at reasonable cost and omitting proprietary information. The report should review and evaluate consistency between the company’s focus on climate change as a sustainability issue, and its proxy voting practices for FR and its subsidiaries within the last year.

This assessment should review votes cast that appear to be inconsistent with the company's emphasis on climate change as a sustainability issue and explain the incongruency. The report should also discuss policy measures that the company may adopt to help enhance congruency between climate policies and proxy voting, including how risks are managed through engagement with investee companies.

2017 Proxy Statement | 55

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL REQUESTING A REPORT ON CLIMATE CHANGE AND PROXY VOTING

RECOMMENDATION OF THE BOARD
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Company’s responsibilities to its stockholders differ from the responsibilities of the Company’s investment adviser subsidiaries (the “FTI Advisers”) to the clients on whose behalf they hold securities. The Company must act in what it believes to be the best interests of the corporation and its stockholders, including appropriately addressing climate change. The Company is proud of its record of taking steps to reduce the Company’s environmental impact, including recycling and reuse of natural resources, seeking to minimize energy consumption and mitigating greenhouse gas emissions associated with the Company’s operations. At the same time, the FTI Advisers, and not the Company, are responsible for voting proxies on behalf of their clients. When voting proxies, the FTI Advisers must act solely in the best interest of their clients.

The FTI Advisers consider climate change and other ESG-related issues when voting proxies. The FTI Advisers’ proxy voting policies provide that votes cast on ESG issues will be at the discretion of a fund’s individual portfolio managers. The FTI Advisers and their portfolio managers will generally vote in favor of ESG proposals that they believe have significant economic benefits for their clients. Neither the Company, nor the FTI Advisers, have ever stated that the FTI Advisers would vote for any particular climate change proposal or percentage of such proposals. To the extent an FTI Adviser votes against an ESG-related proposal, it is because the portfolio managers within the FTI Adviser determined that such proposal would not have significant economic benefits for their clients. This reflects the fiduciary obligations of the FTI Advisers to their clients.

A report on the Company’s proxy voting record related to climate change would not benefit the Company or its stockholders. We believe that the concerns stated in the stockholder proposal are already addressed by the FTI Advisers’ current proxy voting policies and we do not believe that a report on the proxy voting record of the FTI Advisers on climate change-related proposals would provide any additional benefit to the Company or its stockholders. The stockholder proposal would involve the Company and its Board of Directors to a much greater extent in these proxy votes and potentially subject investment personnel at the FTI Advisers to inappropriate influence. We are also concerned that the stockholder proposal, if implemented, would elevate the social objectives of an owner of the Company’s shares over the FTI Advisers’ fiduciary duty to vote proxies solely in their clients’ best interests.

Accordingly, the Board recommends a vote AGAINST this proposal.

56 | Franklin Resources, Inc.

PROPOSAL NO. 6 STOCKHOLDER PROPOSAL REQUESTING A REPORT ON EXECUTIVE PAY AND PROXY VOTING

A stockholder of the Company has advised us that it will ask you to vote on a proposal at the Annual Meeting.

The Stephen M. Silberstein Revocable Trust has submitted the following proposal (the address and number of shares of the Company’s common stock held by this stockholder will be provided upon request):

Whereas: Franklin Templeton Investments, like all investment managers, is responsible for voting proxies of companies in its portfolios. It has a fiduciary responsibility to vote proxies in a responsible manner in the interests of its clients, which includes ensuring that executive pay is not excessive and, if it deviates from the average, is strictly and sufficiently tied to performance.

Benjamin Franklin embodies thrift, and is known for the saying, “A penny saved is a penny earned.” The current system of executive pay generally does not follow this principle; indeed, it embodies waste and greed. Franklin Templeton Investments votes in favor of most excessive executive compensation packages (see As You Sow’s “The 100 Most Overpaid CEO’s”).

We find Franklin Templeton Investments’ voting record inconsistent with its guidelines. Each of Franklin Templeton’s affiliated investment managers votes separately, under guidelines that note: “The Investment Manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable.” Fair and reasonable are reasonable objectives, but do not appear to be reflected in the Funds voting practices.

In a comparison of Franklin Templeton’s 2015 votes on pay to those of six large pension funds, a number of instances were identified in which the majority of those public funds voted against the pay packages, while Franklin Templeton Investments voted in favor.

In some cases, Franklin Templeton affiliated managers voted differently on the same advisory pay proposal. In 2015, five of the six public funds voted against the advisory vote on pay at Caterpillar; of the nine Franklin Templeton Funds which held the stock, five voted in favor and four opposed the proposal. Investors who own share in a Franklin Templeton affiliated fund can find out how funds voted, but do not have a way to understand the discrepancy.

Numerous academic studies, for example Lucien Bebchuck’s “Pay Without Performance,” indicate a history of growing executive pay disconnected from company performance. Even when companies purport to link performance, in reality they often do not.

Resolved: Shareowners request the Board of Directors issue a report by December 2018, at reasonable cost and omitting proprietary information, which evaluates options for bringing its voting practices in line with its stated principle of linking executive compensation and performance, including adopting changes to proxy voting guidelines, adopting best practices of other asset managers and independent rating agencies, and including a broader range of research sources and principles for interpreting compensation data. Such report should assess whether and how the proposed changes would advance the interests of its clients and shareholders.

2017 Proxy Statement | 57

PROPOSAL NO. 6 STOCKHOLDER PROPOSAL REQUESTING A REPORT ON EXECUTIVE PAY AND PROXY VOTING

RECOMMENDATION OF THE BOARD
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Company’s responsibilities to its stockholders differ from the responsibilities of the Company’s investment adviser subsidiaries (the “FTI Advisers”) to the clients on whose behalf they hold securities. The Company must act in what it believes to be the best interests of the corporation and its stockholders, including appropriately addressing executive compensation. At the same time, the FTI Advisers, and not the Company, are responsible for voting proxies on behalf of their clients. When voting proxies, the FTI Advisers must act solely in the best interest of their clients.

The FTI Advisers consider the relationship between executive compensation and performance when voting proxies. The FTI Advisers’ proxy voting policies provide that votes cast on executive compensation issues will be at the discretion of a fund’s individual portfolio managers. The FTI Advisers and their portfolio managers will generally vote in favor of executive compensation proposals that they believe have significant economic benefits for their clients. Neither the Company, nor the FTI Advisers, have ever stated that the FTI Advisers would vote for any particular executive compensation proposal or percentage of such proposals. To the extent an FTI Adviser votes against a proposal related to executive compensation, it is because the portfolio managers within the FTI Adviser determined that such proposal would not have significant economic benefits for their clients. The fact that certain portfolio managers at the FTI Advisers vote for a particular executive compensation proposal and others against the same proposal, as highlighted in Proposal No. 6, is evidence of the discretion afforded the portfolio managers employed by the FTI Advisers. This voting policy is consistent with the fiduciary obligations of the FTI Advisers to their clients.

A report on the Company’s proxy voting record related to executive compensation would not benefit the Company or its stockholders. We believe that the concerns stated in the stockholder proposal are already addressed by the FTI Advisers’ current proxy voting policies and we do not believe that a report on the proxy voting record of the FTI Advisers on proposals related to executive compensation would provide any additional benefit to the Company or its stockholders. The stockholder proposal would involve the Company and its Board of Directors to a much greater extent in these proxy votes and potentially subject investment personnel at the FTI Advisers to inappropriate influence. We are also concerned that the stockholder proposal, if implemented, would elevate the governance objectives of an owner of the Company’s shares over the FTI Advisers’ fiduciary duty to vote proxies solely in their clients’ best interests.

Accordingly, the Board recommends a vote AGAINST this proposal.

58 | Franklin Resources, Inc.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations of Directors at 2018 Annual Meeting

If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2018 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by September 6, 2017. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Amended and Restated Bylaws contain an advance notice of stockholder business and nominations requirement (Section 2.3 of the Amended and Restated Bylaws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in the Amended and Restated Bylaws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or after the first anniversary of the prior year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated Bylaws, the Company may disregard such nomination or proposal.

Accordingly, if a stockholder of the Company intends, at the Company’s 2018 annual meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on September 6, 2017, and not earlier than the close of business on August 7, 2017, and comply with the requirements of the Amended and Restated Bylaws. If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2018 annual meeting of stockholders and such proposal is not delivered within the time frame specified in the Amended and Restated Bylaws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

Notices should be addressed in writing to:

Maria Gray
Franklin Resources, Inc.
Vice President and Secretary
One Franklin Parkway
San Mateo, CA 94403-1906

Contact the Board of Directors

Stockholders and others may contact the Board, the non-management directors, the independent directors or any other individual director by sending a written communication appropriately addressed to:

Board of Directors
Franklin Resources, Inc.
c/o Maria Gray, Vice President and Secretary
One Franklin Parkway
San Mateo, CA 94403-1906

2017 Proxy Statement | 59

ADDITIONAL INFORMATION

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or any other particular individual director. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which their shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct, securities laws or other laws, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, CA 94403-1906

Electronic Access to Proxy Materials and Directions

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company’s proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

For directions to the Annual Meeting site, please visit our website at:

http://investors.franklinresources.com/investor-relations/ stockholder-services/annual-meeting-materials

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy material, if applicable), please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Telephone (650) 312-4091. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or Investor Relations at the contact address and telephone number provided above.

60 | Franklin Resources, Inc.

ADDITIONAL INFORMATION

The Annual Report

The Company’s Annual Report for fiscal year 2016 is available for viewing on the Company’s website at www.franklinresources.com at “Annual Meeting Materials” under “Investor Relations—Stockholder Services”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

Annual Report on Form 10-K

The Company filed an annual report on Form 10-K for fiscal year ended September 30, 2016 with the SEC. Stockholders may obtain a copy, without charge, by visiting the Company’s website at www.franklinresources.com.

The Company will provide a copy of the fiscal year 2016 annual report on Form 10-K, including the financial statements and financial schedules, upon written request to the Company’s Secretary, Maria Gray, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Additionally, we will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Maria Gray
Vice President and Secretary

January 4, 2017

2017 Proxy Statement | 61

This document was printed with soy ink in a facility powered by 100% wind energy.

Designed and prepared by www.argyle.company

ONE FRANKLIN PARKWAY
SAN MATEO, CA 94403-1906

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on February 14, 2017. Franklin Templeton 401(k) Retirement Plan participants must vote by 2:00 p.m., Eastern Time on February 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time on February 14, 2017. Franklin Templeton 401(k) Retirement Plan participants must vote by 2:00 p.m., Eastern Time on February 10, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E15115-P84281-Z68960	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN RESOURCES, INC.
The Board of Directors recommends a vote FOR all the nominees listed.
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Peter K. Barker	☐	☐	☐
	1b.	Mariann Byerwalter	☐	☐	☐
	1c.	Charles E. Johnson	☐	☐	☐
	1d.	Gregory E. Johnson	☐	☐	☐
	1e.	Rupert H. Johnson, Jr.	☐	☐	☐
	1f.	Mark C. Pigott	☐	☐	☐
	1g.	Chutta Ratnathicam	☐	☐	☐
	1h.	Laura Stein	☐	☐	☐
	1i.	Seth H. Waugh	☐	☐	☐
	For address changes and/or comments, please check this box and write them on the back where indicated.				☐

			For	Against	Abstain
	1j. Geoffrey Y. Yang		☐	☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 4 and every 3 Years for Proposal 3.
2.	Advisory vote on executive compensation (say on pay vote).		☐	☐	☐
		1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on the frequency of holding the say on pay vote.	☐	☐	☐	☐
			For	Against	Abstain
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.		☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposals.
5.	Stockholder proposal requesting a Board report regarding climate change and proxy voting.		☐	☐	☐
6.	Stockholder proposal requesting a Board report regarding executive pay and proxy voting.		☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Admission Ticket – Not Transferable
FRANKLIN RESOURCES, INC.
2017 Annual Meeting of Stockholders

February 15, 2017, 9:30 am, Pacific Time
H.L. Jamieson Auditorium
One Franklin Parkway, Building 920
San Mateo, California 94403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E15116-P84281-Z68960

FRANKLIN RESOURCES, INC.

This proxy card/voting instruction form is solicited on behalf of the Board of Directors

With this proxy, the stockholder signing on the reverse side appoints Gregory E. Johnson, Rupert H. Johnson, Jr. and Maria Gray (the "proxy holders"), or any one of them, as the stockholder's proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder's shares of Franklin Resources, Inc. (the "Company") common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. This proxy card also provides voting instructions for Franklin Templeton 401(k) Retirement Plan participants. The Annual Meeting of Stockholders will be held on Wednesday, February 15, 2017, at 9:30 a.m., Pacific Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the proposals proposed by the Company listed on the reverse side. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors, FOR the advisory vote on executive compensation (say on pay vote), FOR an advisory vote on the frequency of holding the say on pay vote every 3 years, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, AGAINST the stockholder proposal requesting a Board report on climate change and proxy voting, and AGAINST the stockholder proposal requesting a Board report on executive pay and proxy voting. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued on the reverse side. Must be signed and dated on the reverse side.
Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.